                                                                CONFORMED COPY


==============================================================================


                            PARTICIPATION AGREEMENT


                         Dated as of December 22, 1994

                                     among

                         CONSOLIDATED RAIL CORPORATION,
                                    Lessee,

                        J.P. MORGAN INTERFUNDING CORP.,
                               Owner Participant,

                           WILMINGTON TRUST COMPANY,
                               Indenture Trustee,

                           WILMINGTON TRUST COMPANY,
                              Pass Through Trustee

                                      and

                            MERIDIAN TRUST COMPANY,
                         not in its individual capacity
                    except as otherwise expressly provided,
                          but solely as Owner Trustee,


                              57 Rebuilt Railcars
                                795 New Railcars

                       Conrail 1994-A Pass Through Trust

=============================================================================

                  TABLE OF CONTENTS TO PARTICIPATION AGREEMENT

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
Section 1.     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Section 2.     Participations in Cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               (a)  Sale and Purchase   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               (b)  Agreements to Participate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               (c)  Notice of Funding Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               (d)  Closing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
               (e)  Postponement of Funding Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Section 3.     Sale, Purchase and Lease of Items of Equipment . . . . . . . . . . . . . . . . . . . . . .   4

Section 4.     Conditions Precedent to Participation  . . . . . . . . . . . . . . . . . . . . . . . . . .   6
               (a)  Conditions Precedent Applicable to Participations   . . . . . . . . . . . . . . . . .   6
               (b)  Conditions Precedent Applicable to the Funding Date.  . . . . . . . . . . . . . . . .   8
               (c)  Additional Conditions Precedent to Investment by the Pass Through Trustee   . . . . .  11

Section 5.     Conditions Precedent to Obligations of Lessee. . . . . . . . . . . . . . . . . . . . . . .  11

Section 6.     Representations and Warranties of Lessee.  . . . . . . . . . . . . . . . . . . . . . . . .  12
               (a)  Organization; Good Standing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
               (b)  Authority; Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
               (c)  Compliance with Other Instruments   . . . . . . . . . . . . . . . . . . . . . . . . .  12
               (d)  Governmental Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
               (e)  Legal and Binding Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
               (f)  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
               (g)  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
               (h)  Perfection of Title and Security Interest   . . . . . . . . . . . . . . . . . . . . .  14
               (i)  ICC and Canadian Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
               (j)  Title.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
               (k)  Securities Representation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
               (l)  Representations and Warranties.   . . . . . . . . . . . . . . . . . . . . . . . . . .  15
               (m)  Tax Returns, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
               (n)  No Default or Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
               (o)  Section 1168 of the Bankruptcy Code   . . . . . . . . . . . . . . . . . . . . . . . .  16
               (p)  No Event of Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
               (q)  Condition of Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
               (r)  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
               (s)  Selection of Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

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                                      ii


                                                                                                          Page
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
Section 7.     Representations, Warranties and Agreements of Owner
                    Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
               (a)  Organization; Authority; Legal and Binding Obligations  . . . . . . . . . . . . . . .  16
               (b)  Securities Representation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
               (c)  Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
               (d)  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
               (e)  Governmental Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
               (f)  Redemption of Equipment Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
               (g)  Trust Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
               (h)  Removal of Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
               (i)  Items of Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
               (j)  Payments in Respect of Interim Lease Term   . . . . . . . . . . . . . . . . . . . . .  19

Section 8.     Representations, Warranties and Agreements of Owner Trustee  . . . . . . . . . . . . . . .  19
               (a)  Securities Representation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
               (b)  Organization; Authority; Legal and Binding Obligations, Etc.  . . . . . . . . . . . .  19
               (c)  Valid and Binding Obligations, as Trustee   . . . . . . . . . . . . . . . . . . . . .  21
               (d)  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
               (e)  Valid and Binding Obligations, in Individual Capacity   . . . . . . . . . . . . . . .  22
               (f)  Liens; Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
               (g)  Removal of Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
               (h)  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 9.     Representations, Warranties and Agreements of Indenture Trustee and Pass Through Trustee .  23
               (a)  The Indenture Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
               (b)  The Pass Through Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 10.    Purchase of Equipment Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 11.    Certain Agreements of Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
               (a)  Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
               (b)  Certain Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
               (c)  Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
               (d)  Merger Covenant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
               (e)  Financial Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

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                                      iii


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Section 12.    Ownership of Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Section 13.    Transaction Costs; Continuing Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .  29
               (a)  Transaction Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
               (b)  Continuing Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
               (c)  Late Transaction Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

Section 14.    Transfer of Owner Participant's Interest . . . . . . . . . . . . . . . . . . . . . . . . .  30
               (a)  Permitted Transfers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
               (b)  Indemnification by the Owner Participant  . . . . . . . . . . . . . . . . . . . . . .  31

Section 15.    General Tax Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
               (a)  Indemnitee Defined  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
               (b)  Taxes Indemnified   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
               (c)  Taxes Excluded  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
               (d)  All Tax Obligations in This Section, Etc.   . . . . . . . . . . . . . . . . . . . . .  35
               (e)  Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
               (f)  Contest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
               (g)  Refund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
               (h)  Reports and Returns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
               (i)  Nature of Lessee's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

Section 16.    General Indemnification and Waiver of Certain Claims . . . . . . . . . . . . . . . . . . .  40
               (a)  Indemnified Person Defined  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
               (b)  Claims Indemnified  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
               (c)  Claims Excluded   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
               (d)  Insured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
               (e)  Claims Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
               (f)  Subrogation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
               (g)  No Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

Section 17.    Lessee's Right of Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

Section 18.    Limitation of Liability of Owner Trustee, Owner Participant and Indenture Trustee  . . . .  44
               (a)  Owner Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
               (b)  Indenture Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

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                                               iv


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               (c)  Owner Participant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
               (d)  Pass Through Trustee    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
               (e)  Certain Limitations on Reorganization   . . . . . . . . . . . . . . . . . . . . . . .  46


Section 19.    Refinancing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

Section 20.    Assumption of Owner Trustee Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .  47

Section 21.    Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
               (a)  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
               (b)  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
               (c)  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
               (d)  Headings; References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
               (e)  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
               (f)  Benefit and Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
               (g)  Survival of Certain Obligations Under This Agreement  . . . . . . . . . . . . . . . .  50

                            PARTICIPATION AGREEMENT


                    THIS PARTICIPATION AGREEMENT, dated as of December 22, 1994 (the "Agreement"), among CONSOLIDATED RAIL CORPORATION, a Pennsylvania corporation ("Lessee"); J.P. MORGAN INTERFUNDING CORP., a Delaware corporation (the "Owner Participant"); MERIDIAN TRUST COMPANY, a Pennsylvania trust company, not in its individual capacity, but solely as Owner Trustee, except as otherwise expressly provided herein; WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, but solely as Indenture Trustee, except as otherwise expressly provided herein; and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, but solely as Pass Through Trustee, except as otherwise expressly provided herein.



                             W I T N E S S E T H :


                    WHEREAS, the Owner Participant is entering into the Trust Agreement (such term and other capitalized terms used herein being defined as hereinafter provided) with the Owner Trustee, whereby the Owner Trustee is to acquire and hold the Owner Trust Estate for the benefit of the Owner Participant;

                    WHEREAS, Lessee has built or caused to be built certain of the Railcars and rebuilt the remainder of the Railcars and contracted to sell to the Owner Trustee, pursuant to the Railcar Purchase Agreement, the Railcars described therein;

                    WHEREAS, subject to the terms and conditions of this Agreement, the Owner Trustee agrees to assign certain of its rights in the Railcar Purchase Agreement to the Indenture Trustee;

                    WHEREAS, concurrently with the execution and delivery of this Agreement, Lessee and the Pass Through Trustee will enter into the Pass Through Trust Supplement, pursuant to which a grantor trust will be created to facilitate the financing contemplated hereby;

                    WHEREAS, the Company, the Owner Trustee and the Indenture Trustee, for the benefit of the Holders from time to time of the Equipment Notes, are entering into the

Indenture, whereby the Owner Trustee agrees, among other things, to convey legal title to the Items of Equipment to the Indenture Trustee for the sole purpose of providing the Indenture Trustee with a security interest in the Items of Equipment, subject to the rights of Lessee under the Lease, and to lease the Items of Equipment back from the Indenture Trustee, and the Indenture Trustee agrees, among other things, to issue Equipment Notes as evidence of the participation of the Holders thereof in the payment of the Cost of the Items of Equipment and to lease the Items of Equipment to the Owner Trustee; and

                    WHEREAS, the Owner Trustee is entering into the Lease with Lessee whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from the Owner Trustee, the Items of Equipment;

                    NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

                    Section 1.  Definitions.

                    All capitalized terms used herein shall have the respective meanings set forth in Appendix A hereto for all purposes of this Agreement.
All references in this Agreement to Sections and Exhibits, unless otherwise specified, refer to Sections of and Exhibits to this Agreement.

                    Section 2.  Participations in Cost.

                    (a) Sale and Purchase. (i) Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, on the Closing Date, the Owner Trustee and the Indenture Trustee, on behalf of the Holders, shall take the following actions concurrently:

                    (A) the Owner Trustee shall purchase the Items of Equipment from Lessee pursuant to the Railcar Purchase Agreement;

                    (B) the Owner Trustee shall, pursuant to the terms of the Indenture, issue and deliver to the Pass Through Trustee Equipment Notes with respect to the Items of Equipment so purchased;

                    (C) the Owner Trustee and Indenture Trustee shall, pursuant to the terms of the Indenture, execute and deliver an Indenture Supplement covering the Items of Equipment; and

                 (D) pursuant to the terms of the Lease, the Owner Trustee shall lease such purchased Items of Equipment to Lessee and execute and deliver a Lease Supplement covering such Items of Equipment.

                 (ii) Notwithstanding the foregoing, the Owner Trustee shall not be obligated to purchase on the Closing Date any Item of Equipment with respect to which an Event of Loss has occurred.

                 (b) Agreements to Participate. Subject to the terms and conditions of this Agreement, and in reliance on the agreements, representations and warranties contained herein and made pursuant hereto on the Funding Date, but in no event later than December 31, 1994:

                 (i) the Indenture Trustee agrees to participate in financing the Cost of each Item of Equipment to be paid for on the Funding Date, on behalf of the Holders of Equipment Notes, in an amount equal to the Indenture Trustee's Commitment for such Item of Equipment; provided that the aggregate participation of the Indenture Trustee in financing the Cost of all Items of Equipment hereunder shall in no event exceed an amount equal to the aggregate principal amount of the Equipment Notes; and

                 (ii) the Owner Participant agrees to participate in financing the Cost of each Item of Equipment to be paid for on the Funding Date, by sending by wire transfer of immediately available funds to the account of the Owner Trustee held by the Indenture Trustee prior to 12:00 Noon, New York City time, as an investment in the beneficial ownership of such Item of Equipment, an amount equal to the Owner Participant's Commitment for such Item of Equipment, to be held and applied by the Indenture Trustee to the payment of the Cost of such Item of Equipment as provided herein (or in the event of non-delivery of such Item of Equipment, to be returned to the Owner Participant as provided in Section 2(e)); provided, however, that the aggregate participation of the Owner Participant in financing the Cost of all Items of Equipment hereunder shall in no event exceed $15,000,000 exclusive of the Owner Participant's payments, if any, of the Deficiency Amount. The Indenture Trustee will not apply the Owner Participant's Commitment unless it shall have received directions from the Owner Participant or its counsel to apply such Commitment.

                 (c) Notice of Funding Date. Lessee agrees to give the Owner Participant, the Owner Trustee and the Indenture Trustee at least five Business Days' telecopy notice of the Funding Date, which notice shall specify
(i) the Items of Equipment (including identification numbers) to be paid for on the Funding Date and (ii) the aggregate amounts of the respective Commitments of the Owner Participant and the Indenture Trustee with respect to such Items of Equipment. The making available by the Indenture Trustee or the Owner

Participant of its Commitment as required by Section 2(a) shall be deemed a waiver of such notice.

                 (d) Closing. The closing hereunder in connection with the making available of the Commitments of the Owner Participant and the Indenture Trustee with respect to each Item of Equipment and the purchase by the Pass Through Trustee of the Equipment Notes shall take place at 10:00 a.m. New York City time on the Funding Date at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 or such other place as the parties shall mutually agree.

                 (e) Postponement of Funding Date. The Funding Date may be postponed from time to time for any reason if Lessee gives the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee telecopy notice (or telephonic notice confirmed in writing) of such postponement and notice of the date to which the Funding Date has been postponed (which shall in no event be later than December 31, 1994), such notice of postponement to be received by each party not later than 12:00 Noon, New York City time, on the originally scheduled Funding Date, in which case the term "Funding Date" as used in this Agreement shall mean the postponed "Funding Date." If the originally scheduled Funding Date is postponed for any reason, any funds wired by the Owner Participant to the Indenture Trustee on the originally scheduled Funding Date must be returned to the Owner Participant by 2:00 p.m., New York City time, on such date. If the Owner Participant's Commitment is not returned to the Owner Participant by 2:00 p.m., New York City time, Lessee shall promptly reimburse the Owner Participant for the loss of use of its funds occasioned by failure to close, by paying to the Owner Participant a sum equal to interest at the Certificate Rate for the period from and including the originally scheduled Funding Date to but excluding the earlier of
(A) the day on which such funds are returned to the Owner Participant at or before 2:00 p.m., New York City time, and (B) the postponed Funding Date if the transaction closes on such postponed Funding Date. The Indenture Trustee shall invest such funds in Permitted Investments, if any, as directed by Lessee.
Such funds and any investments made by the Indenture Trustee pursuant to this
Section 2(d) shall be held in trust by the Indenture Trustee, solely on behalf of the Owner Participant and not as part of the Indenture Estate. Lessee shall be liable for any loss upon the liquidation of such investments, and shall immediately reimburse the Owner Participant for such loss if the transaction does not close on the postponed Funding Date, or if the transaction does close, shall immediately apply an amount equal to such loss to the payment of the Owner Participant's Commitment.

                 Section 3.  Sale, Purchase and Lease of Items of Equipment.

                 (a) Subject to the terms and conditions of this Agreement and the Indenture, on the Delivery Date, which shall be the Funding Date, the Owner Trustee and the Indenture Trustee, on behalf of the Holders, shall take the following actions concurrently:

                 (i) the Owner Trustee shall purchase the Items of Equipment from Lessee pursuant to the Railcar Purchase Agreement;

                 (ii) the Owner Trustee shall, pursuant to the terms of the Indenture, issue and deliver to the Pass Through Trustee the Equipment Notes with respect to the Items of Equipment so purchased;

                 (iii) the Owner Trustee and Indenture Trustee shall, pursuant to the terms of the Indenture, execute and deliver an Indenture Supplement covering the Items of Equipment; and

                 (iv) pursuant to the terms of the Lease, the Owner Trustee shall lease such purchased Items of Equipment to Lessee and execute and deliver a Lease Supplement covering such Items of Equipment.

                 (b) To accomplish such transactions, on the Delivery Date of the Items of Equipment, which shall be the Funding Date, the Owner Trustee, to the extent it has not already done so, shall take the following actions:

                 (i) authorize its representative or representatives (who shall be an employee or employees of Lessee designated by Lessee) to accept delivery of the Items of Equipment on such Delivery Date pursuant to the Railcar Purchase Agreement, this Agreement, the Indenture and the Lease;

                 (ii) execute and deliver a Certificate of Acceptance covering the Items of Equipment; and

                 (iii) execute and deliver a Lease Supplement covering the Items of Equipment.

                 (c) To accomplish such transactions, on the Delivery Date of the Items of Equipment, which shall be the Funding Date, Lessee, to the extent that it has not already done so, shall take the following actions:

                 (i) accept delivery of the Items of Equipment on such Delivery Date for purposes of the Lease in accordance with the terms thereof (such acceptance to be made by the employee or employees of Lessee who are accepting delivery of the Items of Equipment for the Owner Trustee pursuant to Section 3(b)(i));

                 (ii) execute and deliver a Certificate of Acceptance covering the Items of Equipment; and

                 (iii) execute and deliver a Lease Supplement covering the Items of Equipment.

                 Section 4.  Conditions Precedent to Participation.

                 (a) Conditions Precedent Applicable to Participations. The obligation of the Pass Through Trustee to purchase the Equipment Notes is subject to fulfillment of the following conditions precedent, and the obligations of the Owner Participant and the Indenture Trustee to participate in the payment of the Cost of any Item of Equipment are subject to the fulfillment, to the satisfaction of the Owner Participant and the Indenture Trustee (unless waived in writing by each), on or prior to the Closing Date, of the following conditions precedent (provided, however, that any party responsible therefor may not waive the satisfaction of any such condition):

                 (i) Each of this Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplement, the Railcar Purchase Agreement, the Lease, the Trust Agreement, the Indenture and the Tax Indemnity Agreement shall have been duly authorized, executed and delivered by the respective parties thereto, and an executed original of each such Operative Document (except the Tax Indemnity Agreement) shall have been delivered to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee.

                 (ii) The Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee shall have received the following, each dated as of the Funding Date, in each case in form and substance satisfactory to each of them:

                          (A) an incumbency certificate of each of Lessee, the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee regarding the officers (or employees in the case of Lessee) authorized to execute and deliver the Operative Documents to which it is a party and any other documents and agreements delivered in connection therewith;

                          (B) an insurance certificate evidencing compliance with the terms of Section 11 of the Lease;

                          (C) in the case of Lessee, certified copies of all documents evidencing the corporate actions of Lessee, including resolutions of the Board of Directors of Lessee duly authorizing the transactions contemplated hereby and the execution, delivery and performance by Lessee of each of the Operative Documents to which it is a party and, in the case of the Owner Participant, a certified copy of the by-laws of the Owner Participant; and certificates of authorization of the Owner Trustee, the Indenture Trustee and the Pass Through Trustee;

                          (D)     certified copies of the by-laws and
                 certificate or articles of incorporation of Lessee, the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee; and

                          (E) an opinion (the "Appraisal") of R.L. Banks and Associates, satisfactory in form and substance to the Owner Participant, concluding that: (1) the fair market value of the Items of Equipment to be delivered on the Funding Date is at least equal to the Proposed Equipment Cost with respect to such Items of Equipment; (2) at the expiration of the Basic Lease Term, (x) the remaining economic life of such Items of Equipment will be at least equal to 20% of the economic life of such Items of Equipment as estimated in the Appraisal and
                 (y) without taking into account inflation or deflation from and after the Funding Date or the existence of any purchase option, it is reasonable to expect that the Items of Equipment will have a fair market value of at least 20% of the Proposed Equipment Cost with respect to such Items of Equipment; (3) as of the EBO Date, the estimated fair market value of the Items of Equipment being delivered on the Funding Date, taking into account inflation or deflation from the Funding Date, will be less than or equal to the EBO Value; and (4) the Items of Equipment being delivered on the Funding Date are not "limited use property" within the meaning of Rev. Proc. 76-30, 1976-2 C.B. 647. The Appraisal shall further set forth the estimated fair market value of the Items of Equipment at the end of the Basic Lease Term taking into account inflation or deflation.

                 (iii) The Indenture Trustee shall have received the "original" counterpart of the Lease, with the receipt therefor executed by the Indenture Trustee.

                 (iv) The Indenture and the Lease shall have been duly filed with the ICC pursuant to 49 U.S.C. Section 11303 and the Indenture and the Lease shall have been provided to McCarthy Tetraut for prompt deposit thereafter with the Registrar General of Canada pursuant to Section 90 of the Railway Act of Canada, with a notice of such deposit to be published in the Canada Gazette.

                 (v) The Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee shall have received a favorable opinion from Bruce B. Wilson, Senior Vice President- Law of Lessee, in substantially the form of Exhibit A-1.

                 (vi) The Owner Trustee, Lessee, the Indenture Trustee and the Pass Through Trustee shall have received a favorable opinion from Davis Polk & Wardwell, special counsel for the Owner Participant, in substantially the form of Exhibit A-2.

                 (vii) The Owner Participant, Lessee, the Indenture Trustee and the Pass Through Trustee shall have received a favorable opinion from Prokop & Prokop, special counsel for the Owner Trustee, in substantially the form of Exhibit A-3.

                 (viii) The Owner Participant, the Owner Trustee and the Pass Through Trustee shall have received a favorable opinion from Potter Anderson & Corroon, special counsel for the Indenture Trustee, in substantially the form of Exhibit A-4.

                 (ix) The Owner Participant, the Owner Trustee and the Indenture Trustee shall have received a favorable opinion from Potter Anderson & Corroon, special counsel for the Pass Through Trustee, in substantially the form of Exhibit A-5.

                 (x) The Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee shall have received a favorable opinion from McCarthy Tetrault, special Canadian counsel, in substantially the form of Exhibit A-6.


                 (xi) The Owner Participant shall have received a favorable opinion from Davis Polk & Wardwell, special counsel for the Owner Participant, in form and substance satisfactory to the Owner Participant, with respect to certain Federal income tax aspects of the transactions contemplated by the Operative Documents.

                 (xii) All governmental and regulatory approvals, licenses and authorizations required under Applicable Law to be received or obtained on or before the Closing Date in connection with the transactions contemplated by this Agreement shall have been duly received or obtained.

                 (xiii) The Owner Participant and Lessee shall have received a letter from Babcock, in form and substance satisfactory to the Owner Participant, with respect to the number of offerees of the beneficial interest in the Owner Trust Estate and the manner of offering thereof, and the waiver of any brokers' Liens.

                 (b) Conditions Precedent Applicable to the Funding Date. The obligation of the Pass Through Trustee to purchase the Equipment Notes is subject to fulfillment of the following conditions precedent, and the obligations of the Owner Participant and the Indenture Trustee to participate in the payment of the Cost of any Item of Equipment on the Funding Date are subject to the fulfillment, to the satisfaction of the Owner Participant and the Indenture Trustee (unless waived in writing by each), on or prior to the Funding Date, of the following conditions precedent (provided, however, that the party responsible therefor may not waive the satisfaction of any such condition):

                 (i) Equipment Notes in an aggregate principal amount of $29,738,000 shall have been issued and sold pursuant to the terms of the Indenture and the proceeds of such sale shall have been deposited with the Indenture Trustee pursuant to Section 3.01 of the Indenture.

                 (ii) The Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee shall have received due notice of the Funding Date pursuant to Section 2(b).

                 (iii) Each of the Certificate of Acceptance covering such Item of Equipment, Lessee's Title Documents covering such Item of Equipment (which shall be in form and substance reasonably satisfactory to the Owner Participant and the Indenture Trustee), the Lease Supplement covering such Item of Equipment and the Owner Trustee's Bill of Sale covering such Item of Equipment (which shall be in form and substance reasonably satisfactory to the Owner Participant and the Indenture Trustee) shall have been duly authorized, executed and delivered by the respective party or parties thereto, and an executed original or conformed copy, as appropriate, of each such Operative Document shall have been delivered to the Owner Participant, the Owner Trustee and the Indenture Trustee.

                 (iv) The Indenture Trustee shall have received the "original" counterpart of the Lease Supplement covering such Item of Equipment, with the receipt therefor executed by the Indenture Trustee, and such Lease Supplement shall have been duly filed with the ICC pursuant to 49 U.S.C. Section 11303 and deposited with the Registrar General of Canada pursuant to Section 90 of the Railway Act of Canada, with a notice of such deposit to be published in the Canada Gazette.

                 (v) The Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee shall have received the following, in each case in form and substance satisfactory to it: an incumbency certificate dated the Funding Date of each of Lessee, the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee regarding the officers (or employees in the case of Lessee) authorized to execute and deliver the Operative Documents to which it is a party being delivered on the Funding Date and other documents and agreements delivered in connection therewith.

                 (vi) The statements set forth below shall be true, and the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee shall have received:

                          (A) an Officer's Certificate of Lessee, dated the Funding Date, stating that (1) the representations and warranties of Lessee contained herein or in any Bill of Sale delivered by Lessee are true and accurate on and as of the Funding Date; (2) no event or condition has occurred and is continuing, or would result from the consummation of any transaction contemplated by the

                 Operative Documents to which it is a party, that constitutes an Event of Default or Potential Default; (3) all covenants and conditions required to be performed or fulfilled by Lessee prior to or on the Funding Date have been performed and fulfilled; (4) each Operative Document to which it is a party remains in full force and effect with respect to it; and (5) nothing has occurred that has materially and adversely affected the ability of Lessee to perform its obligations under the Operative Documents to which it is a party; and

                          (B) an Officer's Certificate of the Owner Participant, dated the Funding Date, stating that (1) the representations and warranties of the Owner Participant contained in Section 7 are true and accurate on and as of the Funding Date; (2) all covenants and conditions required to be performed or fulfilled by the Owner Participant prior to or on the Funding Date have been performed and fulfilled; (3) no event or condition has occurred with respect to the Owner Participant that would constitute an Indenture Default or Event of Acceleration; and (4) each Operative Document to which it is a party remains in full force and effect with respect to it.

                 (vii) No Event of Loss or Potential Default as to the Items of Equipment shall have occurred.

                 (viii) (A) The Owner Trustee shall have received good and marketable title to the Items of Equipment from Lessee, (B) the Indenture Trustee shall have received legal title to the Items of Equipment solely for security purposes from the Owner Trustee, in each case free and clear of all Liens other than Permitted Liens other than those described in clause (vi) of Section 6 of the Lease, and (C) the Indenture Trustee and the Owner Trustee shall have interests in the Items of Equipment which together comprise good and marketable title to the Items of Equipment free and clear of all Liens other than Permitted Liens other than those described in clause (vi) of Section 6 of the Lease.

                 (ix) The Owner Participant shall have made available its Commitment for the Items of Equipment.

                 (x) The Indenture Trustee shall have made available its Commitment for the Items of Equipment.

                 (xi) Lessee shall not have consolidated or merged with any other corporation or conveyed, transferred or leased all or substantially all of its assets as an entirety to any Person, whether in a single transaction or a series of related transactions.

                 (xii) No change shall have occurred after the date hereof in Applicable Law that would make it illegal for the Owner Participant to acquire a beneficial interest in the Owner Trust Estate or would cause any transaction contemplated by the Operative Documents to be in violation of such Applicable Law.

                 (xiii) The Delivery Date for the Items of Equipment shall occur on the Funding Date.

                 (c)      Additional Conditions Precedent to Investment by the
Pass Through Trustee.   The obligation of the Pass Through Trustee to purchase
the Equipment Notes shall be subject to the following additional conditions:

                 (i) Equipment Notes. The Equipment Notes to be delivered on the Funding Date shall have been duly authorized, executed and delivered to the Pass Through Trustee by a duly authorized officer of the Owner Trustee and duly authenticated by the Indenture Trustee.

                 (ii) Certificates. Prior to the Funding Date, the Pass Through Trustee shall have received at least $29,738,000 of proceeds from the sale of the Certificates.

                 (iii) Incumbency Certificates. On the Funding Date, the Pass Through Trustee shall have received an incumbency certificate dated the Funding Date of each of Lessee, the Owner Trustee and the Indenture Trustee referred to in Section 4(a)(ii)(A).

                 Section 5.  Conditions Precedent to Obligations of Lessee.

                 Lessee's obligation to lease any Item of Equipment is subject to fulfillment to the satisfaction of Lessee (unless waived in writing by Lessee) of the following conditions precedent (provided, however, that Lessee may not waive the satisfaction of any such condition for which it is responsible):

                 (i) on or before the Closing Date, each of this Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplement, the Railcar Purchase Agreement, the Lease, the Trust Agreement, the Indenture, the Tax Indemnity Agreement and the other Operative Documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee), and an executed original or conformed copy, as appropriate, of each such Operative Document shall have been delivered to Lessee;

                 (ii) on or before the Closing Date, Lessee shall have received the opinions, referred to in Sections 4(a)(vi), (vii), (viii) and (ix), each dated the Closing Date, except that such opinions shall be addressed to it; and

                 (iii) on or before the Closing Date, the ICC filings and the preparation for Canadian deposit referred to in Section 4(a)(iv) shall have been made.

                 Section 6.  Representations and Warranties of Lessee.

                 Lessee represents and warrants that:

                 (a) Organization; Good Standing. Lessee is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania; is a "Class I Railroad" within the meaning of 49 C.F.R. Part 1201, operating under the jurisdiction of the ICC pursuant to Title 49 of the U.S. Code, and has the corporate power and authority under Applicable Law to own or hold under lease its properties, to carry on its businesses as presently conducted and to execute, deliver and perform its obligations under each of the Operative Documents to which it is or will be a party; and is duly qualified to do business as a foreign corporation in good standing in each state of the United States in which failure to so qualify would have a material adverse effect on the ability of Lessee to perform its obligations under any of the Operative Documents to which it is a party. Lessee's chief executive office (as such term is used in Sections 9-103 and 9-401 of the Uniform Commercial Code) is located at 2001 Market Street, Two Commerce Square, Philadelphia, Pennsylvania 19101-1417.

                 (b) Authority; Consent. The execution, delivery and performance of each of the Operative Documents to which Lessee is or will be a party has been duly authorized by all necessary corporate action on the part of Lessee and does not require any stockholder approval or the approval or consent of, or notice to, any trustee or holders of any indebtedness or obligations of Lessee.

                 (c) Compliance with Other Instruments. Neither the execution, delivery or performance by Lessee of the Operative Documents to which Lessee is or will be a party nor the consummation or performance by Lessee of the transactions contemplated thereby will conflict with or result in any violation of, or constitute a default under or create any Lien under, any term of the amended and restated articles of incorporation or by-laws of Lessee or any agreement, mortgage, indenture, lease or other instrument, or any Applicable Law by which Lessee or its properties or assets are bound.

                 (d) Governmental Consents. Assuming the accuracy of the representations and warranties of the Owner Participant, the Owner Trustee and the Indenture Trustee contained in Sections 7, 8 and 9, respectively, neither the execution, delivery or performance of any of the Operative Documents nor the consummation of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action under Applicable Law in respect of, any Federal, state or foreign governmental authority or agency, including, without limitation, any judicial body, the ICC and the Securities and Exchange Commission, except for (i) the filings with the ICC and the Registrar General of Canada referred to in Sections 4(a)(iv) and 4(b)(iv), (ii) the registration of the Certificates with the Securities and Exchange Commission and (iii) the registration of the issuance and sale of the Certificates under any securities law of any state in which the Certificates may be offered for sale if the laws of such state require such action, which registration has been duly accomplished or will be duly accomplished prior to such offer.

                 (e) Legal and Binding Obligations. This Agreement, the Lease, the Tax Indemnity Agreement and the Railcar Purchase Agreement have been duly executed and delivered by Lessee and constitute, and the other Operative Documents to which Lessee is or will be a party when executed and delivered, will (assuming due authorization, execution and delivery by each other party thereto) each constitute, legal, valid and binding obligations of Lessee enforceable in accordance with their respective terms.

                 (f) Litigation. Except as disclosed in the Prospectus, there are no pending or, to the knowledge of Lessee, threatened actions, law suits or proceedings by or before any court or administrative agency or arbitrator that are reasonably likely to, either individually or in the aggregate, materially and adversely affect the ability of Lessee to perform its obligations under any of the Operative Documents.

                 (g) Financial Statements. The audited consolidated balance sheet of Lessee and its subsidiaries as of the end of each of its last two fiscal years (up to and including December 31, 1993), and the related consolidated statements of income and consolidated statements of cash flows of Lessee and its subsidiaries as of the end of each of its last three fiscal years (up to and including December 31, 1993), each prepared in accordance with generally accepted accounting principles consistently applied, fairly present the consolidated financial position of Lessee and its subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods covered thereby. Except to the extent disclosed in the Prospectus, there has been no material adverse change in the consolidated financial condition, business or operations of Lessee and its subsidiaries or the ability of Lessee to perform its obligations under any of the Operative Documents.

                 (h) Perfection of Title and Security Interest. The Indenture creates the security interest in the Indenture Estate it purports to create. Except for:

                          (i) the filings with the ICC and the Registrar General of Canada referred to in Sections 4(a)(iv) and 4(b)(iv), and

                          (ii) the taking of possession by the Indenture Trustee of the "original" counterpart of the Lease and of each Lease Supplement,

         no further action, including any filing, registration or recording of any documents or instruments, was or is necessary in order to establish, preserve and perfect the Owner Trustee's rights and interest in, and the legal title to and security interest of the Indenture Trustee in, each Item of Equipment, the Lease, the Railcar Purchase Agreement, Lessee's Title Documents covering each Item of Equipment and the Owner Trustee's Bill of Sale covering each Item of Equipment as against the Owner Trustee, Lessee and any third parties.

                 (i) ICC and Canadian Filings. Prior to or on the Closing Date, the Indenture and the Lease (or memorandum thereof) shall have been duly executed and filed with the ICC pursuant to 49 U.S.C.
         Section 11303 and provided to McCarthy Tetrault for prompt deposit thereafter with the Registrar General of Canada pursuant to Section 90 of the Railway Act of Canada with a notice of such deposit to be published in the Canada Gazette. Prior to the Funding Date, a Lease Supplement and an Indenture Supplement with respect to the Items of Equipment being delivered on the Funding Date shall have been duly executed, filed and deposited as described in the previous sentence.

                 (j) Title. On or before the Funding Date, Lessee shall have transferred to the Owner Trustee good and marketable title to each Item of Equipment, and the Owner Trustee shall have transferred to the Indenture Trustee legal title to each Item of Equipment solely for security purposes from the Owner Trustee, in each case free and clear of all Liens other than Permitted Liens, and the Indenture Trustee and the Owner Trustee shall have interests in each Item of Equipment which together comprise good and marketable title to each Item of Equipment free and clear of all Liens other than Permitted Liens other than those described in clause (vi) of Section 6 of the Lease.

                 (k) Securities Representation. Neither Lessee nor anyone acting on behalf of Lessee has directly or indirectly offered any interest in the Owner Trust Estate or the Trust Agreement for sale to anyone other than the Owner Participant and not more than 49 other financial institutions. The acquisition by the Owner Participant of its interest in the Owner Trust Estate and the Trust Agreement, and the acquisition by the Pass Through Trustee of the Equipment Notes, are exempt from the registration and prospectus- delivery requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof. Neither the execution and delivery by Lessee of this Agreement, the Indenture or any other Operative Document to which it is or will be a party, nor the performance of its obligations hereunder or thereunder, nor the consummation of any of the transactions by Lessee contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any federal, state or foreign governmental authority or agency, other than (i) the registration of the issuance and sale of the Certificates, to be issued pursuant to the provisions of the Indenture, under the Securities Act of 1933, as amended, and under the securities laws of any state in which the Certificates may be offered for sale if the laws of such state require such action, which registrations have been duly accomplished, (ii) the qualification of the Pass Through Trust Agreement under the Trust Indenture Act, which qualification has been duly obtained pursuant to an order of the Securities and Exchange Commission, and (iii) the registrations and filings referred to in
         Section 6(i). Lessee is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                 (l) Representations and Warranties. LESSEE HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE VALUE OR ECONOMIC LIFE OF ANY ITEM OF EQUIPMENT OR ANY PART THEREOF.

                 (m) Tax Returns, Etc. Lessee and its subsidiaries have filed or caused to be filed all Federal and state tax returns of Lessee and its subsidiaries and all other material returns in other jurisdictions which, to the knowledge of Lessee, are required to be filed and have paid or caused to be paid all taxes which have become due pursuant to such returns or pursuant to any assessment received (other than assessments the payment of which is being contested in good faith and adequate reserves for the payment of which have been set aside by Lessee and its subsidiaries), and Lessee has no knowledge of any actual or proposed deficiency or additional deficiency or assessment in conjunction therewith which in any case or in the aggregate would be materially adverse to Lessee; and the charges, accruals and reserves on the books of Lessee and its subsidiaries in respect of Federal, state and local taxes for all open years, and for the current fiscal year, make adequate provisions for all unpaid tax liabilities for such periods.

                 (n) No Default or Violations. Lessee is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which Lessee is a party or by which it or any of its properties or assets may be bound, or in violation of any Applicable Law, which default or violation would have a material adverse effect on the financial condition, business or operations of Lessee or the ability of Lessee to perform any of its obligations under the Operative Documents.

                 (o) Section 1168 of the Bankruptcy Code. The Owner Trustee, as Lessor under the Lease, and the Indenture Trustee, as assignee of certain of the Owner Trustee's rights under the Lease pursuant to the Indenture, are entitled to the benefits of 11 U.S.C.
         Section  1168 with respect to the Items of Equipment.

                 (p) No Event of Loss. Each Item of Equipment on the Funding Date will be in the condition and state of repair required under the Lease.

                 (q) Condition of Equipment. The design, quality and component parts of each Item of Equipment will conform to the specifications attached to the Railcar Purchase Agreement and to Applicable Law reasonably interpreted as being applicable to such Item of Equipment as of its respective Delivery Date.

                 (r) Fees. Except for the fees of Babcock and the fees, commission or discounts of the Underwriter referred to in Section 13, there are no broker's or underwriter's fees payable in connection with the transactions contemplated in the Operative Documents.

                 (s) Selection of Equipment. Lessee has selected each Item of Equipment to be subjected to the Lease.

                          Section 7.  Representations, Warranties and
         Agreements of Owner Participant.

                 The Owner Participant represents, warrants and agrees that:

                 (a) Organization; Authority; Legal and Binding Obligations. The Owner Participant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to execute, deliver and perform each of the Operative Documents to which it is a party. The Owner Participant has duly authorized the execution, delivery and performance by it of each such Operative Document, and such execution, delivery and performance do not require any corporate action on its part which has not been taken, or any approval or consent of, or notice to, any trustee or holder of any indebtedness or obligation of the Owner Participant which has not been obtained. The Owner Participant has duly executed and delivered, as of the date hereof, this Agreement and the Trust Agreement, and, in addition as of the initial Funding Date, the Tax Indemnity Agreement, and, assuming due authorization, execution and delivery by each other party thereto, each such Operative Document constitutes or will constitute its legal, valid and binding obligation, enforceable in accordance with its terms, and the execution, delivery and performance by the Owner Participant of each such Operative Document do not violate its certificate of incorporation or any material indenture, mortgage, contract or other agreement to which the Owner Participant is a party or by which it is bound or any Applicable Law by which it or its assets or properties are bound.

                 (b) Securities Representation. The Owner Participant is acquiring its interest in the Owner Trust Estate for investment and not with a view to any resale or distribution thereof; provided, however, that the disposition of its property shall remain within its control at all times, and that neither it nor anyone authorized by it to act on its behalf has directly or indirectly offered any Equipment Note or interest in the Items of Equipment or any similar security for sale to, or solicited any offer to acquire any of the same from, anyone.

                 (c) Liens. Upon the acquisition by the Owner Trustee of title to each Item of Equipment, there will be no Lessor's Lien attributable to the Owner Participant on such Item of Equipment or any interest therein or on the Owner Trust Estate or the Indenture Estate. The Owner Participant shall not directly or indirectly create, incur, assume or suffer to exist any Lessor's Lien attributable to the Owner Participant on any Item of Equipment, any interest therein, the Owner Trust Estate or the Indenture Estate, and if it shall do so, it will promptly at its own expense cause the same to be duly discharged and removed; provided that the Owner Participant may contest any such Lessor's Lien in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of any Item of Equipment or any interest therein and do not interfere with the use, operation, quiet enjoyment or possession of such Item of Equipment by Lessee under the Lease or materially and adversely affect the rights of the Indenture Trustee or any Holder.

                 (d) ERISA. No part of the funds to be used by the Owner Participant to acquire the interests to be acquired by it pursuant to
         Section 2 constitutes assets of an ERISA Plan.

                 (e) Governmental Consents. Neither the execution, delivery or performance of any of the Operative Documents to which the Owner Participant is a party nor the consummation or performance of any of the transactions contemplated thereby by the Owner Participant requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any Federal, state or foreign governmental authority or agency having jurisdiction over the conduct of its leasing business, including any judicial body, or the taking of any other action under any Applicable Law relating to such business, except such as have been made or obtained.

                 (f)      Redemption of Equipment Notes.  If, as permitted by
         Section 9(d) of the Lease, the Owner Trustee shall elect (and such election has not been revoked) to retain any Item of Equipment as provided therein, the Owner Participant will deposit with the Indenture Trustee, in immediately available funds, on the Termination Date applicable to such Item of Equipment, concurrently with the acceptance of delivery of possession of such Item of Equipment to the Owner Trustee pursuant to Section 9(d) of the Lease, the redemption price payable upon redemption of the Equipment Notes relating to such Item of Equipment pursuant to Section 4.02(B) of the Indenture.

                 (g) Trust Agreement. The Owner Participant and the Owner Trustee shall not amend or supplement the Trust Agreement except to the extent permitted by, and in accordance with, the terms thereof and
         Section 9.05(b)(2) of the Indenture, and unless a signed copy of such amendment or supplement has been delivered to the Indenture Trustee. The Owner Participant agrees and confirms for the benefit of the Holders that it will not elect to revoke or otherwise terminate the trust(s) created by the Trust Agreement as long as the Indenture is in effect.

                 (h) Removal of Indenture Trustee. So long as no Event of Default shall have occurred and be continuing, the Owner Participant shall not direct the Owner Trustee to remove the Indenture Trustee pursuant to Section 8.02 of the Indenture without the consent of Lessee.

                 (i) Items of Equipment. THE OWNER PARTICIPANT (i) HAS NOT SELECTED THE ITEMS OF EQUIPMENT, (ii) IS NOT A MANUFACTURER OF OR DEALER IN ANY ITEM OF EQUIPMENT AND HAS NOT INSPECTED THE ITEMS OF EQUIPMENT PRIOR TO DELIVERY TO AND ACCEPTANCE BY LESSEE AND (iii) HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND LESSEE WAIVES, AS BETWEEN ITSELF AND THE OWNER PARTICIPANT, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, ANY AND ALL RIGHTS OR CLAIMS), AS TO THE TITLE, CONDITION, VALUE, WORKMANSHIP, DESIGN, OPERATION, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, PERFORMANCE OR FITNESS FOR USE OF ANY ITEM OF EQUIPMENT OR ANY PART THEREOF, OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF ANY ITEM OF EQUIPMENT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY ITEM OF EQUIPMENT OR ANY PART THEREOF, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH ELSEWHERE IN THIS
         SECTION 7(c). THE PROVISIONS OF THIS SECTION 7(i) HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION OF WARRANTY, EXPRESS OR IMPLIED (OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE IN THIS SECTION 7), BY THE OWNER PARTICIPANT WITH RESPECT TO ANY ITEM OF EQUIPMENT, OR ANY PART THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW HEREAFTER IN EFFECT OR OTHERWISE; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS SENTENCE SHALL IMPAIR THE OBLIGATIONS OF

         THE OWNER PARTICIPANT CONTAINED ELSEWHERE IN THE OPERATIVE DOCUMENTS.

                 (j) Payments in Respect of Interim Lease Term. The Owner Participant acknowledges Lessee's rights (without limitation of any other right Lessee may have against the Owner Participant, the Owner Trustee or any other Person) as set forth in Section 26 of the Lease.

                 Section 8. Representations, Warranties and Agreements of Owner Trustee.

                 (a) Securities Representation. The Owner Trustee represents and warrants, both in its individual capacity and as trustee, that it has not directly or indirectly offered any Equipment Note or any interest in and to the Owner Trust Estate or the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone, and has not authorized anyone to act on its behalf to directly or indirectly offer any Equipment Note or any interest in and to the Owner Trust Estate or the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone.

                 (b) Organization; Authority; Legal and Binding Obligations, Etc. The Owner Trustee, in its individual capacity, represents and warrants that:

                 (i) it is a trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full corporate power and authority to enter into and perform its obligations under the agreements referred to in clauses (ii) and (iii) of this Section 8(b);

                 (ii) the Trust Agreement and this Agreement have been duly authorized, executed and delivered by the Owner Trustee, in its individual capacity, and constitute the legal, valid and binding obligation of the Owner Trustee, in its individual capacity, enforceable against it in accordance with the terms thereof, and the trust created by the Trust Agreement constitutes a valid trust under the laws of the Commonwealth of Pennsylvania;

                 (iii) it has the full power, authority and legal right to execute, deliver and perform the Trust Agreement and each of the other Operative Documents to which the Owner Trustee is or will be a party in its individual capacity or as trustee; such other Operative Documents have been duly authorized by all necessary action, do not require any stockholder approval, or any approval or consent of, or notice to, any trustee or holder of any indebtedness or obligation of it and have been or will be duly executed and delivered by the Owner Trustee, in its individual capacity or as trustee, as the case may be, by one of its officers authorized to execute and deliver such other Operative Documents on its behalf; and the execution, delivery and performance by the Owner Trustee (in its individual capacity and/or as trustee) of the Operative Documents to which the Owner Trustee is or will be a party (in either or both such capacities) do not violate the articles of incorporation or by-laws of the Owner Trustee in its individual capacity or any indenture, mortgage, contract or other agreement to which the Owner Trustee in its individual capacity is a party or by which it is bound or any order or judgment applicable to it or any law, government rule or regulation of the United States or the Commonwealth of Pennsylvania applicable to the Owner Trustee's trust powers in its individual capacity;

                 (iv) the execution, delivery and performance by the Owner Trustee in its individual capacity of the Trust Agreement and this Agreement do not (A) require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency in respect of or under Federal or Commonwealth of Pennsylvania law governing the Owner Trustee's trust powers in its individual capacity, or (B) violate the articles of incorporation or by-laws of the Owner Trustee in its individual capacity, or contravene any provision of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Lease) upon the Owner Trustee's property in its individual capacity under, any indenture, mortgage, credit agreement or other agreement or instrument to which the Owner Trustee in its individual capacity is a party or by which it is bound, or contravene any Federal or any Commonwealth of Pennsylvania law applicable to the Owner Trustee in its individual capacity governing its trust powers or any judgment or order binding on it;

                 (v) there are no pending or, to the knowledge of the Owner Trustee, in its individual capacity, threatened actions or proceedings against the Owner Trustee, in its individual capacity, before any court or administrative agency which, if determined adversely to the Owner Trustee, in its individual capacity, would materially adversely affect the ability of the Owner Trustee, in its individual capacity or as trustee, to perform its obligations under each of the Operative Documents to which it is or will be a party in either such capacity;


                 (vi) on the Delivery Date, (x) the Owner Trustee, as trustee, will have such title to the Items of Equipment delivered to it on the Delivery Date as was conveyed to it by Lessee, and (y) such Items of Equipment shall be free of Lessor's Liens attributable to the Owner Trustee in its individual capacity;

                 (vii) the chief executive office (as such term is used in Sections 9-103 and 9-401 of the Uniform Commercial Code) of the Owner Trustee and the place where its records concerning the Items of Equipment and all its interests in, to and under all documents relating to the Indenture Estate to which it is a party are and will be kept, are both located at 35 North Sixth Street, Reading, Pennsylvania 19601, and the

         Owner Trustee agrees to give the Owner Participant, the Indenture Trustee and Lessee written notice of any relocation of said chief executive office or said place where said records are kept from the aforesaid locations and of any change in its name; and

                 (viii) the Owner Trustee, as trustee, has not by affirmative act conveyed title to any Item of Equipment to any Person or subjected any Item of Equipment to any Lien other than as contemplated hereby.

                 (c) Valid and Binding Obligations, as Trustee. Assuming due authorization, execution and delivery by each other party thereto, the Owner Trustee (as trustee, and not in its individual capacity) represents and warrants that the Operative Documents to which the Owner Trustee is or will be a party constitute or will constitute the legal, valid and binding obligations of the Owner Trustee enforceable against it as trustee in accordance with the respective terms of such Operative Documents.

                 (d) Representations and Warranties. THE OWNER TRUSTEE, NEITHER IN ITS INDIVIDUAL CAPACITY NOR AS TRUSTEE, (i) HAS NOT SELECTED THE ITEMS OF EQUIPMENT, (ii) IS NOT A MANUFACTURER OF OR DEALER IN ANY ITEM OF EQUIPMENT AND HAS NOT INSPECTED THE ITEMS OF EQUIPMENT PRIOR TO DELIVERY TO AND ACCEPTANCE BY LESSEE AND (iii) HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND LESSEE WAIVES, AS BETWEEN ITSELF AND THE OWNER TRUSTEE, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, ANY AND ALL RIGHTS OR CLAIMS), AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, PERFORMANCE OR FITNESS FOR USE OF ANY ITEM OF EQUIPMENT OR ANY PART THEREOF OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR AS TO THE ABSENCE OF OBLIGATIONS BASED ON LIABILITY IN TORT, STRICT OR OTHERWISE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF ANY ITEM OF EQUIPMENT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY ITEM OF EQUIPMENT OR ANY PART THEREOF, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH ELSEWHERE IN THIS
SECTION 8(f). THE PROVISIONS OF THIS SECTION 8(d) HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION OF WARRANTY, EXPRESS OR IMPLIED (OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE IN THE OPERATIVE DOCUMENTS), BY THE OWNER TRUSTEE IN ANY CAPACITY WITH RESPECT TO ANY ITEM OF EQUIPMENT, OR ANY PART THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW HEREAFTER IN EFFECT OR OTHERWISE.

                 (e) Valid and Binding Obligations, in Individual Capacity. Assuming due authorization, execution and delivery by each other party thereto, the Owner Trustee in its individual capacity represents and warrants that the Operative Documents to which the Owner Trustee, in its individual capacity, is or will be a party according to the express terms thereof, constitute the legal, valid and binding obligations of the Owner Trustee, in its individual capacity in accordance with the express terms thereof.

                 (f) Liens; Indemnity. On the Delivery Date the Owner Trustee shall have received such title to the Items of Equipment being delivered to it on the Delivery Date as was conveyed to it by Lessee and there will be no Lessor's Lien attributable to the Owner Trustee in either capacity on such Items of Equipment or any interest therein or on the Owner Trust Estate or the Indenture Estate. The Owner Trustee in either capacity agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Lien attributable to the Owner Trustee in either capacity on any Item of Equipment, any interest therein, the Owner Trust Estate or the Indenture Estate. The Owner Trustee in its individual capacity agrees that it will promptly cause any such Lessor's Lien attributable to the Owner Trustee in either capacity to be duly discharged and removed at its own cost and expense and not out of the Owner Trust Estate or the Indenture Estate; provided that the Owner Trustee in its individual capacity may contest any such Lessor's Lien in good faith (having provided adequate reserves for the payment of such Lessor's Lien) by appropriate proceedings so long as such proceedings do not involve any danger of the sale, forfeiture or loss of any Item of Equipment or any interest therein and do not interfere with the use, operation, quiet enjoyment or possession of such Item of Equipment by Lessee under the Lease or adversely affect the rights of the Indenture Trustee or any Holder. The Owner Trustee, in its individual capacity, at its own expense and not out of the Owner Trust Estate or Indenture Estate, shall indemnify, protect, save and hold harmless each Holder, Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Owner Trust Estate, the Indenture Estate, the Pass Through Trustee, the Trust, and their respective assigns, successors, servants and agents, from and against any reduction in the amount payable out of the Owner Trust Estate or the Indenture Estate to such Holder, or any other loss, liability, obligation, damage, penalty, claim, action, suit, disbursement, cost or expense of whatsoever kind and nature (including legal fees and expenses) imposed on, asserted against or incurred by such Holder, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Owner Trust Estate, the Indenture Estate or Lessee, as a result of the imposition or enforcement of any such Lessor's Lien.

                 (g) Removal of Indenture Trustee. So long as no Event of Default has occurred and is continuing, the Owner Trustee agrees that it will not exercise its right to remove the Indenture Trustee under Section 8.02 of the Indenture without the consent of Lessee, which consent will not be unreasonably withheld.

                 (h) ERISA. Based on the representations, warranties and agreements set forth in Section 7(d), no part of the funds used or to be used by the Owner Trustee in connection with this transaction constitutes assets of an ERISA Plan.

                 Section 9. Representations, Warranties and Agreements of Indenture Trustee and Pass Through Trustee.

                 (a) The Indenture Trustee. The Indenture Trustee in its individual capacity (except insofar as the third sentence of Section 9(a)(i) applies to any Operative Document other than the Indenture and this Agreement, in which case as trustee) represents, warrants and agrees that:

                 (i) Organization; Authority; Legal and Binding Obligations. The Indenture Trustee in its individual capacity is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full power and authority and legal right to execute, deliver and perform each of the Operative Documents to which it is or will be a party. The Indenture Trustee has duly authorized each of such Operative Documents and has duly executed and delivered, or will duly execute and deliver, each of such Operative Documents. Such Operative Documents, assuming due authorization, execution and delivery by each other party thereto, constitute the legal, valid and binding obligations of the Indenture Trustee, enforceable against it (in its individual capacity or as trustee, as the case may be) in accordance with their respective terms. The execution, delivery and performance by the Indenture Trustee of each of the Operative Documents to which the Indenture Trustee is or will be a party are not in violation of its articles of incorporation or by-laws or of any indenture, mortgage, contract or other agreement to which the Indenture Trustee is a party or by which it is bound or of any order or judgment applicable to the Indenture Trustee or any Applicable Law of the United States or the State of Delaware governing the banking or trust powers of the Indenture Trustee and by which it or its assets or property are bound.

                 (ii) Lien; Indemnity. The Indenture Trustee agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Trustee's Liens with respect to any Item of Equipment, any interest therein, or any other portion of the Indenture Estate, and it will promptly cause any such Trustee's Lien attributable to the Indenture Trustee in its individual capacity to be duly discharged and removed at its own cost and expense and not out of the Indenture Estate; provided that the Indenture Trustee may contest any such Trustee's Lien in good faith (having provided adequate reserves for the payment of such Trustee's Lien) by appropriate proceedings so long as such proceedings do not involve any danger of the sale, forfeiture or loss of any Item of Equipment or any interest therein and do not interfere with the use, operation, quiet enjoyment or possession of such Item of Equipment by Lessee under the Lease or adversely affect the rights of any Holder. The Indenture Trustee, at its own cost and expense and not out of the Indenture Estate, shall indemnify, protect, save and hold harmless the Owner Participant, the Owner Trustee, Lessee, the Owner Trust Estate, the Indenture Estate and each Holder, and their respective assigns, successors, servants and agents, from and against any reduction in the amount payable out of the Indenture Estate to such Holder, or any other loss, liability, obligation, damage, penalty, claim, action, suit, disbursement, cost or expense of whatsoever kind and nature (including legal fees and expenses) imposed on, asserted against or incurred by such Holder, the Owner Participant, the Owner Trustee, the Owner Trust Estate, the Indenture Estate or Lessee as a result of the imposition or enforcement of any such Trustee's Lien.

                 (b) The Pass Through Trustee. The Pass Through Trustee in its individual capacity (except with respect to clause (iv) below, in which case as trustee) represents, warrants and agrees that:

                 (i) Organization; Authority; Legal and Binding Obligations. The Pass Through Trustee in its individual capacity is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full power and authority and legal right to execute the, deliver and perform each of the Operative Documents to which it is or will be a party. The Pass Through Trustee has duly authorized each of such Operative Documents and has duly executed and delivered, or will duly execute and deliver, each of such Operative Documents. Such Operative Documents, assuming due authorization, execution and delivery by each other party thereto, constitute the legal, valid and binding obligations of the Pass Through Trustee, enforceable against it (in its individual capacity or as trustee, as the case may be) in accordance with their respective terms. The execution, delivery and performance by the Pass Through Trustee of each of the Operative Documents to which the Pass Through Trustee is or will be a party are not in violation of its articles of incorporation or by-laws or of any indenture, mortgage, contract or other agreement to which the Pass Through Trustee is a party or by which it is bound or of any order or judgment applicable to the Pass Through Trustee or any Applicable Law of the United States or the State of Delaware governing the banking or trust powers of the Pass Through Trustee and by which it or its assets or property are bound.

                 (ii) Consent; Banking Law. Neither the execution, delivery and performance by the Pass Through Trustee, in its individual capacity or as Pass Through Trustee, as the case may be, of any of the Operative Documents to which it is a party or the purchase by the Pass Through Trustee of the Equipment Notes to be delivered on the Funding Date or the issuance of the Certificates pursuant to the Pass Through Trust Agreement, nor the consummation by the Pass Through Trustee, in its individual capacity or as Pass Through Trustee, as the case may be, of any of the transactions contemplated hereby or thereby, nor the compliance by the Pass Through Trustee, in its individual capacity or as Pass Through Trustee, as the case may be, with any of the terms and provisions hereof and thereof, (i) requires or will require any approval of its stockholders, or any approval or consent of or notice to any trustees or holders of any indebtedness or obligations of it, or (ii) contravenes or will contravene any Applicable Law of the State of Delaware regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee.

                 (iii) Governmental Consents. Neither the execution and delivery by the Pass Through Trustee of any of the Operative Documents to which it is a party nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any federal or State of Delaware governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

                 (iv) Tax Liability. There are no Taxes payable by the Pass Through Trustee imposed by the State of Delaware or any political subdivision or taxing authority thereof or by the United States of America in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement or any other Operative Document to which it is a party, and there are no Taxes payable by the Pass Through Trustee imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by the Pass Through Trust Agreement) and, prior to default and under currently applicable law, assuming that the trust created by the Pass Through Trust Agreement will not be taxable as a corporation, but, rather, will be characterized as an investment trust treated as a grantor trust under subpart E, Part I of Subchapter J of the Code, the Pass Through Trust will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof;

                 (v) Litigation. There are no pending or, to the knowledge of the Pass Through Trustee, threatened, actions or proceedings against the Pass Through Trustee, either in its individual capacity or as Pass Through Trustee, as the case may be, before any federal, state or foreign governmental authority or agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Pass Through Trustee, in its individual capacity or as Pass Through Trustee, as the case may be, to perform its obligations under the Operative Documents to which it is a party.

                 (vi) Control. The Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, the Underwriter or Lessee.

                 (vii) No Defaults. The Pass Through Trustee is not in default under any of the Operative Documents to which it is a party.

                 Section 10.  Purchase of Equipment Notes.

                 Lessee shall not directly or indirectly purchase any outstanding Equipment Note, except Lessee may, after the first anniversary of the Closing Date, purchase Equipment Notes that shall not have been previously called for redemption at the time of such purchase, so long as Lessee shall not hold at any one time Equipment Notes representing more than 5% of the original aggregate principal amount of all Equipment Notes.

                 Section 11.  Certain Agreements of Lessee.

                 Lessee agrees as follows:

                 (a) Filings. Lessee will take, or cause to be taken, at Lessee's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of the Lease, the Indenture and any financing statements or other instruments as are necessary, or reasonably requested by the Owner Trustee, the Owner Participant or the Indenture Trustee, to maintain, so long as the Indenture or the Lease is in effect, the perfection of the security interest created by the Indenture (including title solely for security purposes) and any security interest that may be claimed to have been created by the Lease and the ownership interest of the Owner Trustee in each Item of Equipment, or will furnish to the Owner Trustee, the Indenture Trustee and the Owner Participant timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable them to take such action.

                 (b) Certain Obligations. Lessee will furnish the Officer's Certificate and Opinion of Counsel referred to in Section 11.01(c) of the Indenture.

                 (c) Corporate Existence. Lessee shall at all times maintain its corporate existence except as permitted by Section 11(d); and it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate rights, powers, privileges and franchises, except for any corporate right, power, privilege or franchise that it determines, in its reasonable, good faith business judgment, is no longer necessary or desirable in the conduct of its business.

                 (d) Merger Covenant. Lessee shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person unless
         (i) the successor corporation shall be a Class I Railroad within the meaning of 49 C.F.R. Part 1201, (ii) the successor corporation shall execute and deliver to the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee an agreement containing the assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement and each of the other Operative Documents to be performed or observed by Lessee, (iii) immediately after giving effect to such transaction no Event of Default shall have occurred as a result of such consolidation or merger or such conveyance, transfer or lease,
         (iv) in the case of a conveyance, transfer or lease of substantially all of the assets of Lessee in accordance with this Section 11(d), such conveyance, transfer or lease shall include the interests of Lessee's leasehold interest in the Lease, (v) Lessee shall have made all filings necessary in order to preserve and protect the rights of the Lessor under the Lease and of the Indenture Trustee under the Indenture and (vi) there shall have been delivered to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee an Officer's Certificate of the successor to Lessee (or such Person as is the surviving corporation) and an opinion of counsel (which may be such Person's in-house counsel) in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee and the Indenture Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this
         Section 11(d). Upon such consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 11(d), the successor corporation formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement and the other Operative Agreements with the same effect as if such successor corporation had been named as Lessee herein.

                 (e) Financial Information. Lessee shall furnish to the Owner Participant and the Owner Trustee, so long as any Item of Equipment is leased under the Lease, and to the Indenture Trustee, so long as any Equipment Notes are Outstanding:

                          (A) within 60 days after the end of each of the first three quarters in each fiscal year of Lessee, unaudited balance sheets (on a consolidated basis, if applicable) of Lessee as of the end of such quarter and related statements of income, shareholders' equity and cash flows of Lessee for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, provided that so long as Lessee is subject to the reporting provisions of the Securities Exchange Act of 1934, as amended, a copy of Lessee's quarterly report on Form 10-Q will satisfy this requirement;

                          (B) within 120 days after the end of each fiscal year of Lessee, a copy of the annual report for such year for Lessee (on a consolidated basis, if applicable) and a balance sheet (consolidated, if applicable) of Lessee as of the end of such fiscal year and related statements of income, shareholder's equity and cash flows of Lessee for such fiscal year, in comparative form with the preceding fiscal year, in each case certified by independent accountants of national standing as having been prepared in accordance with generally accepted accounting principles and on a consistent basis with the preceding fiscal year except as noted therein; provided that such accountants have concurred with any changes in accounting principles or practices; and provided further that so long as Lessee is subject to the reporting provisions of the Securities Exchange Act of 1934, as amended, a copy of Lessee's annual report on Form 10-K will satisfy this requirement;

                          (C) promptly upon the occurrence thereof, information as to the nature and status of any Event of Default or Potential Default;

                          (D) an annual certificate stating that there has been no Event of Default; and

                          (E) from time to time, such other information as the Owner Participant, the Owner Trustee or the Indenture Trustee may reasonably request.

                 Section 12.  Ownership of Equipment.

                 It is the intent of the parties hereto (i) that the sale of the Items of Equipment by Lessee to the Owner Trustee is intended as a true sale of all right, title and interest in and to the Items of Equipment for all purposes; (ii) that the sale of the Items of Equipment by the Owner Trustee to the Indenture Trustee is intended to convey legal title to the Items of Equipment to the Indenture Trustee for the sole purpose of providing the Indenture Trustee with a security interest in the Items of Equipment, subject to the rights of Lessee under the Lease; (iii) that the lease back of the Items of Equipment by the Owner Trustee from the Indenture Trustee is a lease in legal form only which is intended to convey to the Owner Trustee all beneficial ownership rights in the Items of Equipment, subject only to the rights of the Indenture Trustee as holder of legal title for security purposes; (iv) that the lease of the Items of Equipment by Lessee from the Owner Trustee pursuant to the Lease is intended as a true lease, conveying to Lessee rights as a lessee only; and (v) that for all other purposes (including tax purposes) the Owner Trustee shall be the full and beneficial owner of the Items of Equipment.

                 Section 13.  Transaction Costs; Continuing Expenses.

                 (a) Transaction Costs. In the event that the Owner Participant participates in financing the Cost of any Item of Equipment on the initial Funding Date, the Owner Participant agrees to pay directly or contribute promptly to the Owner Trustee funds sufficient to pay, and the Owner Trustee agrees to pay promptly, all Transaction Costs as they become due (or, if previously paid by Lessee, to reimburse Lessee therefor).

                 (b) Continuing Expenses. Except as otherwise provided herein or in another Operative Document or as may be otherwise agreed, Lessee will pay promptly upon written demand the following:

                 (i)      the fees of its counsel;

                 (ii) the annual fees of the Indenture Trustee (and each Agent) under the Indenture and all reasonable out-of-pocket costs and expenses, including reasonable legal fees and expenses, of the Indenture Trustee (and each Agent) in the performance of its ongoing responsibilities thereunder;

                 (iii) the annual fees of the Pass Through Trustee under the Pass Through Trust Agreement and the Pass Through Trust Supplement and all reasonable out-of-pocket costs and expenses, including reasonable legal fees and expenses, of the Pass Through Trustee in the performance of its ongoing responsibilities thereunder;

                 (iv) the annual fees of the Owner Trustee under the Trust Agreement and all reasonable out-of-pocket costs and expenses, including reasonable legal fees and expenses, of the Owner Trustee in the performance of its ongoing responsibilities thereunder; and

                 (v) all reasonable out-of-pocket costs and expenses, including reasonable legal fees and expenses and any related recording costs, of each party in connection with all supplements, amendments, modifications or alterations to or waivers or consents relating to this Agreement or any other Operative Document; provided that Lessee shall have no liability under this clause (iv) for any costs or expenses arising out of or relating to the transfer of the Owner Participant's interest in this Agreement or the Owner Trust Estate; provided, however, that the foregoing proviso shall not apply to any such transfer by the Owner Participant as a result of an Event of Default.

                 (c) Late Transaction Costs. Notwithstanding the provisions of paragraphs (a) and (b) of this Section 13, all Transaction Costs (other than the fees and expenses of Davis Polk & Wardwell, Shearman & Sterling, Babcock and McCarthy Tetrault) incurred or submitted for payment after June 1, 1995 shall be paid by Lessee.

                 Section 14.  Transfer of Owner Participant's Interest.

                 (a) Permitted Transfers. The Owner Participant shall not assign, convey or otherwise transfer any of its right, title or interest in the Items of Equipment, the Trust Agreement, the Owner Trust Estate, the Tax Indemnity Agreement or other properties of the Owner Participant pledged or mortgaged pursuant to the Indenture (whether by transfer or other conveyance of stock, partnership interests or otherwise), except that the Owner Participant may, after December 31, 1995, transfer to another Person (a "Transferee") any or all of such right, title and interest (including its obligations thereunder) in compliance with the following conditions:

                 (i) the Transferee shall have the requisite power and authority to enter into and carry out the transactions contemplated hereby;

                 (ii) the Transferee will enter into an agreement or agreements, in form and substance reasonably satisfactory to Lessee, the Owner Trustee and the Indenture Trustee, whereby the Transferee
         (A) confirms that it shall be deemed a party to this Agreement, the Trust Agreement and the Tax Indemnity Agreement, (B) provides all of the representations, warranties and agreements of the Owner Participant under Section 7 and (C) agrees that it is bound by all the terms of, and undertakes all the obligations of the Owner Participant contained in, this Agreement, the Trust Agreement and the Tax Indemnity Agreement;

                 (iii) such transfer shall not (A) require registration of such right, title and interest under any provision of the Securities Act of 1933, as amended, (B) increase Lessee's obligations or decrease Lessee's rights as Lessee under the Operative Documents or (C) be effected prior to the last day of a period (the "Notice Period") commencing on the day notice (in reasonable detail) in writing of such transfer is given by the Owner Participant to Lessee and ending on the 30th day subsequent to Lessee's receipt of such notice;

                 (iv) if such transfer would cause Lessee to be in violation of any Applicable Law, Lessee shall give written notice of such prospective violation to the Owner Participant during the Notice Period, and such transfer shall not be effected;

                 (v) the Transferee (A) shall not be a competitor or an Affiliate thereof of Lessee or any of its Affiliates; (B) shall not be a party attempting a hostile takeover of Lessee or any of its Affiliates; (C) shall not be a party to any litigation or third- party arbitration (whether as a plaintiff or defendant) involving Lessee or any of its Affiliates in an amount of $10,000,000 or more per claim;
         (D) shall be (x) a bank, trust company or insurance company, pension trust, credit or finance corporation or other financial institution with capital and surplus of at least $75,000,000, (y) a corporation with (or a partnership, the partners of which are corporations or mutual benefit companies and the number of general and limited partners of which does not exceed ten in total, each of the general partners of which has) a Tangible Net Worth of at least $75,000,000 or (z) a corporation with (or a partnership, the partners of which are corporations or mutual benefit companies and the number of general and limited partners of which does not exceed ten in total, each of the general partners of which has) a Tangible Net Worth of less than $75,000,000, if all of the obligations of such corporation (or such partnership) shall be unconditionally guaranteed by an instrument, in form and substance satisfactory to Lessee and the Owner Trustee, by a Person which meets the requirements of either subclause (x) or subclause (y) of this clause (D); (E) is a sophisticated institutional or corporate investor, or any Subsidiary or Affiliate thereof, if such institutional or corporate investor guarantees the obligations of such Subsidiary or Affiliate pursuant to an unconditional guarantee in form and substance satisfactory to Lessee and the Owner Trustee; and (F) is not a manufacturer of railroad equipment;

                 (vii) there shall be at any time no more than three Owner Participants;

                 (viii)   no more than three such transfers may be made; and

                 (ix) the Owner Participant shall bear all transaction costs of the transfer, including the reasonable attorneys' fees of Lessee and the Indenture Trustee.

                 (b) Indemnification by the Owner Participant. If the Owner Participant shall make any transfer pursuant to Section 14(a) and the Transferee shall not be organized under the laws of the United States or any State thereof, the Owner Participant shall, on an After- Tax Basis, indemnify, defend and hold harmless Lessee against (1) all Taxes imposed upon Lessee as a proximate result of such foreign transfer and (2) any diminution of the rights or increase in the liabilities of Lessee under the Operative Documents as a proximate result of such foreign transfer.

                 Section 15.  General Tax Indemnity.

                 (a) Indemnitee Defined. For purposes of this Section 15, "Indemnitee" means the Owner Participant, the Owner Trustee both in its individual capacity and as trustee, the Owner Trust Estate, the Indenture Estate, the Indenture Trustee, both in its individual capacity and as trustee, the Pass Through Trustee, both in its individual capacity and as trustee, the Holders of Equipment Notes and each of their respective partners and Affiliates of all of the foregoing, and each of such Person's respective successors, transferees or assigns permitted or not prohibited under the terms of the Operative Documents, and each member of a consolidated, combined or similar group with which any of the foregoing files tax returns.

                 (b) Taxes Indemnified. Subject to the exclusions stated in subsection (c) below, Lessee agrees to indemnify, defend and hold harmless each Indemnitee against all Taxes, howsoever imposed (whether imposed upon any Indemnitee, Lessee, each Item of Equipment, any Part or otherwise), upon or with respect to or in connection with, based upon or measured by, in whole or in part:

                 (i)      each Item of Equipment or any Part;

                 (ii) the manufacture, construction, improvement, modification, rebuilding of, purchase, acquisition, financing, refinancing, ownership, delivery, transport, leasing, re-leasing, subleasing, possession, repossession, use, operation, control, insuring, location, maintenance, repair, condition, return, replacement, substitution, registration, reregistration, storage, redelivery, transfer of title to, transfer of registration of, exportation of, or the imposition of any Lien, other than a Lessor's Lien (or the incurrence of any liability to refund or pay over any amount as the result of any Lien, other than a Lessor's Lien) on, sale, acceptance, abandonment, rejection or other disposition of or action or event with respect to each Item of Equipment, any Part or any interest therein;

                 (iii) the rentals, receipts, income or earnings arising from the purchase, financing, refinancing, ownership, delivery, redelivery, leasing, re-leasing, subleasing, possession, use, operation, control, location, maintenance, repair, improvement, modification, rebuilding of, condition, return, replacement, substitution, storage, transfer of title to, sale or other disposition of each Item of Equipment, any Part or any interest therein;

                 (iv) the Equipment Notes, their issuance, acquisition, refinancing, holding or any subsequent transfer thereof, or the payment of any amounts thereon or with respect thereto;

                 (v) the property, or the income or other proceeds received with respect to the property, held by the Indenture Trustee under the Indenture or by the Owner Trustee under the Trust Agreement; or

                 (vi) the Operative Documents or amendments or supplements thereto and any other documents contemplated thereby, their execution or delivery, the transactions contemplated thereby.

                 (c)      Taxes Excluded.  The indemnity provided for in
Section 15(b) above shall not extend to any of the following:

                 (i) Subject to clause (vi) below, United States Federal income taxes imposed on an Indemnitee (other than the Indenture Estate, the Indenture Trustee and the trust created by the Indenture and the Holders of Equipment Notes);

                 (ii) Taxes imposed on an Indemnitee that are on, based on, or measured by the net or gross income, capital or net worth, franchise, excess profits or conduct of business of such Indemnitee (other than the Indenture Estate, the Indenture Trustee and the trust created by the Indenture, the Pass Through Trustee and the Pass Through Trust and the Holders of Equipment Notes) imposed by any state or local government, political subdivision or taxing authority in the United States, other than any such Taxes which are imposed as a result of a nexus between any Item of Equipment and any such taxing jurisdiction in which such Indemnitee is not at the time otherwise subject to such Taxes and to the extent attributable to such Item(s) of Equipment;

                 (iii) Taxes imposed on an Indemnitee that are on, based on, or measured by the net or gross income, capital or net worth, franchises, excess profits or conduct of business of such Indemnitee (other than the Indenture Estate, the Indenture Trustee and the trust created by the Indenture and the Holders of Equipment Notes) imposed by any government or political subdivision or taxing authority of or in a foreign country or of or in a territory or possession of the United States, or by any international authority other than any such Taxes imposed as the result of or with respect to the presence of any Item of Equipment in the taxing jurisdiction;

                 (iv) Gross receipt taxes imposed on an Indemnitee in lieu of any taxes described in Sections 15(c)(ii) and (iii) excluding any such taxes which are in the nature of sales, property or value added use taxes;

                 (v) Taxes relating to each Item of Equipment (whether or not indemnified by Lessee hereunder or under the Tax Indemnity Agreement) and imposed with respect to events occurring during any period following the expiration or early termination of the Lease Term and the redelivery of such Item of Equipment by Lessee under Section 5(b) of the Lease, except that Taxes incurred in connection with the exercise of any remedies pursuant to Section 15 of the Lease or under
         Article V of the Indenture following the occurrence of an Event of Default or Event of Acceleration shall not be excluded from the indemnity provided for in Section 15(b);

                 (vi) Taxes imposed on the Indenture Trustee, the Owner Trustee or the Pass Through Trustee with respect to any fees received by such Indemnitee for services rendered in their respective capacities as trustee;

                 (vii) Taxes imposed on an Indemnitee which arise out of or are caused by (a) the gross negligence, fraud or willful misconduct of such Indemnitee, (b) any act or omission of such Indemnitee where such act of omission is not contemplated by the Operative Documents, or (c) the falsity, inaccuracy or breach by such Indemnitee of any representation, warranty or covenant in any of the Operative Documents;

                 (viii) Taxes imposed on an Indemnitee which become payable by reason of any transfer by such Indemnitee, other than (A) a transfer from the Indenture Estate or by the Indenture Trustee or by the trust created by the Indenture, (B) any transfer of the situs of the trust created by the Indenture, of all or any portion of its interest in each Item of Equipment, the Lease or the Indenture Estate,
         (C) a transfer occurring in connection with an Event of Loss, an early termination of the Lease or the exercise by Lessee of any purchase option set forth in Section 20 of the Lease, or (D) any transfer (including shares of stock in an Indemnitee) which occurs or results from the exercise of any rights under Section 15 of the Lease or any remedies under Article 5 of the Indenture;

                 (ix) Taxes imposed on the Owner Participant for which Lessee is obligated to indemnify, and has indemnified, the Owner Participant under the Tax Indemnity Agreement;

                 (x) Taxes which have been included (to the extent included) in Lessor's Cost;

                 (xi) Taxes imposed on a transferee of an Indemnitee (other than a transferee of the Indenture Estate, the Indenture Trustee or the trust created by the Indenture) to the extent of the excess of such Taxes over the amount of Taxes which would have been imposed had there not been a transfer by such original Indemnitee of any interest of such Indemnitee in any Item of Equipment, the Equipment Notes or the Owner Trust Estate (other than a transfer which occurs or results from the exercise of any rights under Section 15 of the Lease or any remedies under Article 5 of the Indenture or any rights under Section
         5.04 of the Indenture);

                 (xii) Taxes imposed on the Owner Trustee, the Owner Trust Estate or the Owner Participant in the nature of interest, penalties, fines and additions to taxes payable by the Owner Trustee, the Owner Trust Estate or the Owner Participant as a result of such Indemnitee's failure to file timely and proper returns pursuant to Section 15(h), provided that Lessee has complied with all of its obligations under
         Section 15(h);

                 (xiii)   Any tax imposed under Section 502(i) of ERISA or
         Section 4975 of the Code as a result of any prohibited transaction (within the meaning of Section 4975(c)(1) of the Code) on the Owner Participant if and to the extent that such tax or penalty first arises or otherwise accrues more than 80 days after the date of notice from the Internal Revenue Service or the Department of Labor to the Owner

         Participant that a prohibited transaction resulted from the acquisition of any of the Certificates by or on behalf of an ERISA Plan as to which (1) an Affiliate of the Owner Participant acts as trustee or in any other capacity causing the Owner Participant to be a party in interest with respect to such ERISA Plan and (2) such Affiliate exercises control over such ERISA Plan's investment in such Certificates.

                 (d) All Tax Obligations in This Section, Etc. Notwithstanding any other provision anywhere contained in the Operative Documents, it is understood that all of Lessee's obligations with respect to taxes are set forth in this Section 15 (other than taxes taken into account in computing the amount of any payment to be made on an After-Tax Basis) and in the Tax Indemnity Agreement, and if Lessee shall be required under any provision of the Operative Documents to pay any tax for which it is not responsible under this Section 15, or any provision of the Operative Documents that requires any payment to be made on an After-Tax Basis, or the Tax Indemnity Agreement, it shall be entitled to prompt reimbursement of such amount from the party whose tax liability was paid.

                 The amount Lessee shall be required to pay with respect to any Tax indemnified against under this Section 15 (or under Section 16(b)) shall be an amount sufficient to restore the Indemnitee to the same position such party would have been in had such Tax not been incurred and shall be on an After-Tax Basis. If, as a result of the inclusion of any payment to be made by Lessee under this Section 15 or Section 16(b) in the taxable income of the Indemnitee in one year and the deduction or crediting of the Tax with respect to which such payment is made from the taxable income of such Indemnitee in the same or a different year, or the nondeductibility of such Tax from the taxable income of such Indemnitee, or the anticipated realization by such Indemnitee in a different year of tax benefits resulting from the transaction giving rise to such Tax, the payment by Lessee hereunder of an amount equal to such Tax would be more or less than the amount which would be required to make the Indemnitee whole, the amount of the indemnity to be paid by Lessee hereunder shall be adjusted to an amount which (after taking into account all Federal, State, local and foreign income tax effects on the Indemnitee, any loss of use of money resulting from differences in timing between the inclusion of such indemnity in the taxable income of such Indemnitee and the anticipated realization by such Indemnitee of tax benefits resulting from the transaction to which such indemnity is related, and the present value of any such anticipated future tax benefits to be realized by such Indemnitee as a result of deducting or crediting such Tax or as a result of the matters immediately giving rise thereto) will be sufficient to place the Indemnitee in the same position as such Indemnitee would have been in had such Tax not been imposed.

                 (e) Procedures. All computations for the purposes hereof shall be based on the actual statutory rates of Tax in effect for the period or periods affected, to the extent not inconsistent with the definition of After-Tax Basis. Computations involving the loss of use of money or calculations of present value shall be based on the Certificate Rate per annum, as adjusted for applicable income tax effects and compounded semiannually on each Rent

Payment Date. All computations of amounts due an Indemnitee shall be made reasonably by such Indemnitee, which Indemnitee shall deliver to Lessee a written statement containing the results of such computations and a reasonably detailed explanation of the manner in which such computations were made. Any amount payable to an Indemnitee pursuant to this Section 15 shall be paid in immediately available funds and in any event within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that such amount need not be paid prior to the earlier of (i) 5 days prior to the time such Taxes are due to be paid (provided, however, that an Indemnitee shall not make payment of any claim for Taxes until at least 30 days (so long as such non-payment is legally permitted) following the date Lessee receives notification of such claim) or
(ii) in the case of amounts which are being contested by Lessee in good faith or by the Indemnitee pursuant to Section 15(f), the time such contest is finally resolved (except as otherwise provided in Section 15(f)). Within 15 days following Lessee's receipt of the computation of the amount of the indemnity, Lessee may request that a Lease Intermediary Firm to be jointly selected by Lessee and such Indemnitee (but not including the accounting firm or any Affiliate thereof that regularly prepares the certified financial statements of Lessee or such Indemnitee) determine whether such computations of the Indemnitee are correct. The Lease Intermediary Firm shall be requested to make its determination within 30 days. Any information provided to the Lease Intermediary Firm by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the Lease Intermediary Firm will confirm in writing that it will treat such information
as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the Lease Intermediary Firm shall be entitled thereto, and all such materials shall be returned to such Person. The computations of such Lease Intermediary Firm shall be final, binding and conclusive upon the parties, and Lessee shall have no right to inspect the books, records or tax returns or other documents of the Indemnitee to verify such computation or for any other purpose. All fees and expenses payable under this Section 15 shall be borne by Lessee. As soon as practicable after each payment by Lessee of any Tax indemnified against pursuant to this Section 15, Lessee shall furnish the appropriate Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax, if any, or such other evidence of payment of such Tax as is reasonably acceptable to such Indemnitee.

                 (f) Contest. If any proceeding (including a written claim or written threat of such proceedings) is commenced against an Indemnitee for any Taxes, such Indemnitee shall notify Lessee of such proceeding promptly after obtaining knowledge thereof and within the statutory time necessary to contest such claim; provided that (x) in any event such notice shall be given to Lessee no later than 30 days after receipt by the Indemnitee of a written notice of such claim and (y) such Indemnitee will not make payment in respect of such claim for at least 30 days after giving such notice to Lessee. The Indemnitee shall, in good faith, with due diligence and at Lessee's expense, if timely requested in writing by Lessee no later than 30 days after receipt by Lessee of such Indemnitee's notice to Lessee of such claim, contest in the name of such Indemnitee (or, if requested by Lessee and permissible as a matter of law (except where such Indemnitee is contesting the same tax based on substantially the same facts to the extent the matters are not distinguishable) permit Lessee to contest) the validity, applicability or amount of such Taxes by,

                 (i)      resisting payment thereof if practical;

                 (ii) not paying the same except under protest if protest is necessary and proper;

                 (iii) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; and/or

                 (iv) subject to the Indemnitee's overall control of any contest which it conducts hereunder, taking such other reasonable action as Lessee may reasonably request.

                 Subject to the Indemnitee's overall control of any contest which it conducts hereunder, each Indemnitee shall take such reasonable actions, including the execution of appropriate documents (other than an amendment to the Operative Documents) as Lessee reasonably requests in writing to aid Lessee in minimizing the amount of any Tax subject to indemnification under this Section 15 in the event of an audit of Lessee's tax returns by any taxing authority, the assertion or proposal of any adjustment to any such return, or any related litigation.

                 Notwithstanding the foregoing provisions of this Section 15, such Indemnitee shall not be required to take any action unless (A) Lessee shall have within 30 days after notice by such Indemnitee to Lessee of such claim, requested that such claim be contested; (B) Lessee shall have first furnished such Indemnitee with a written opinion, reasonably satisfactory to such Indemnitee, of independent tax counsel selected by Lessee and approved by such Indemnitee, which approval shall not be unreasonably withheld, to the effect that a reasonable basis exists to contest such claim (and, if such claim is being appealed, that it is more likely than not that the prior decision will be reversed or modified); (C) Lessee shall have first agreed to pay such Indemnitee on demand all out-of-pocket costs and expenses which such Indemnitee may incur in connection with contesting such claim; (D) the amount of the indemnity payment, together with the amount of all similar and related claims on which such claim could have a significant precedential impact, could exceed $50,000; and (E) no Event of Default shall have occurred and be continuing, unless either (1) Lessee shall have pre-paid the indemnity and expenses or made other arrangements satisfactory to such Indemnitee or (2) in the case of a bankruptcy Event of Default, Lessee's indemnity obligations shall have been assumed or affirmed in the bankruptcy proceedings. The parties further agree that an Indemnitee may at any time decline to take further action with respect to the contest of any claim for a Tax, provided, however, that if Lessee has properly requested such contest pursuant to this Section 15(f), such Indemnitee cannot decline to initiate or continue such contest unless it waives its rights to any indemnity payment by Lessee which would otherwise be payable by Lessee pursuant to this Section 15(f) in respect of such claim. Notwithstanding the foregoing, no contest shall be permitted hereunder unless such contest will not result in any material danger of sale, forfeiture or loss of, or the creation of any Lien other than a Permitted Lien on, any Item of Equipment (unless Lessee shall have adequately bonded such lien or otherwise made reasonable provision to protect the interests of such Indemnitee).

                 (g) Refund. So long as no Indenture Default or Event of Default or Event of Acceleration shall have occurred and be continuing, upon receipt by an Indemnitee of a refund or credit of all or part of any Taxes which Lessee shall have paid for or advanced to such Indemnitee or for which Lessee shall have reimbursed or indemnified such Indemnitee, such Indemnitee shall pay to Lessee an amount which, after consideration of the further net tax effect, if any, on such Indemnitee as a result of the receipt of the refund or credit (and any interest thereon) and the payment under this paragraph, is equal to the amount of such refund or credit and any interest received or credited by such Indemnitee on such refund; provided, however, that in no event shall the amount paid to Lessee (exclusive of any interest received or credited by such Indemnitee on such refund) be greater than the amount paid by Lessee to such Indemnitee with respect to Taxes arising out of the same claim. Should an Indenture Default or Event of Default or Event of Acceleration have occurred and be continuing at the time an Indemnitee receives a refund or credit, such Indemnitee shall pay the amount set forth in the preceding sentence when such Indenture Default or Event of Default or Event of Acceleration shall have been cured by Lessee.

                 (h) Reports and Returns. If any report, return or statement is required to be filed by any Indemnitee with respect to any Tax subject to indemnification under this Section 15, Lessee shall timely file the same (except for any such report, return or statement which such Indemnitee intends or is required to file), provided that such Indemnitee shall have furnished Lessee with such information (not within the knowledge or control of Lessee, reasonably available to such Indemnitee and reasonably necessary for the filing of such report, return or statement) as Lessee requests in writing. Lessee shall either (i) file such report, return or statement so as to show the ownership of the Items of Equipment by the Owner Trustee (if such report, return or statement requires that the owner of the Items of Equipment be identified) and send a copy of such report, return or statement to such Indemnitee (and, if such Indemnitee is not the Owner Trustee, to the Owner Trustee, provided that such Indemnitee has consented in writing to Lessee's providing a copy of such report, return or statement to the Owner Trustee) or, if Lessee is not permitted to make such filing, (ii) notify such Indemnitee of such prohibition and prepare and deliver such report, return or statement (or if such report, return or statement contains information in addition to information concerning the transactions contemplated by the Operative Documents, the portion of such report, return or statement that relates to the transactions contemplated by the Operative Documents) to such Indemnitee, in a manner satisfactory to such Indemnitee, within a reasonable time prior to the time such report, return or statement is required to be filed. Each Indemnitee shall timely file any report, return or statement described in clause (ii) of the preceding sentence in the manner requested by Lessee and in accordance with Applicable Law. Any expenses incurred by any Indemnitee with respect to the preparation, execution or submission of any report, return or statement (or, where appropriate, that portion of such report, return or statement which relates to the transactions contemplated by the Operative Documents) described in clause (ii) of the second sentence of this Section 15(h), or the filing or recording thereof, shall be reimbursed to such Indemnitee on an After-Tax Basis by Lessee. Lessee shall also furnish promptly, upon written request, such information in its possession or otherwise reasonably available to it (and not in the possession of or otherwise reasonably available to such Indemnitee) as any Indemnitee may reasonably request to enable such Indemnitee to comply with the requirements of any taxing authority, whether or not relating to a Tax subject to indemnification under this Section 15. Lessee shall indemnify, defend and hold each Indemnitee harmless from and against all interest, penalties, additions to tax and fines arising from the insufficiency or inaccuracy of any such report, return or statement or portion thereof prepared by Lessee or, notwithstanding
Section 15(c), directly attributable to the inaccuracy of any information supplied to such Indemnitee by Lessee pursuant to the preceding sentence. If any report, return or statement (other than a report, return, or statement currently being filed, or required to be filed, by such Indemnitee without regard to the transactions contemplated by the Operative Documents) is required to be filed with respect to any Tax, whether or not subject to indemnification under this Section 15, other than a report, return or statement described in the first or second sentence of this Section 15(h), Lessee will promptly notify the appropriate Indemnitee upon Lessee's obtaining actual knowledge of such requirement. If Lessee receives written notice from a taxing authority of any Tax that is imposed upon an Indemnitee, whether or not indemnified against by Lessee hereunder, Lessee will forward a copy of such notice to such Indemnitee. If any report, return or statement (other than a report, return, or statement currently being filed, or required to be filed, by Lessee without regard to the transactions contemplated by the Operative Documents) described in the first or second sentence of this Section 15(h) is required to be filed with respect to any Tax subject to indemnification under this Section 15, the Indemnitee will promptly notify Lessee upon the Indemnitee's obtaining actual knowledge of such requirement.

                 (i) Nature of Lessee's Obligations. The foregoing indemnities by Lessee shall not constitute a guarantee by Lessee or any subsidiary or Affiliate of Lessee of the payment of any installments of principal or interest payable under the Equipment Notes, or a guarantee of any residual value of any Item of Equipment following the expiration of the Term.

                 Section 16.  General Indemnification and Waiver of Certain
Claims.

                 (a)      Indemnified Person Defined.  For the purposes of this
Section 16, "Indemnified Person" means the Owner Participant, the Owner Trustee both in its individual capacity and as trustee, the Indenture Trustee, both in its individual capacity and as trustee, the Pass Through Trustee, both in its individual capacity and as trustee, the Registrar, the Paying Agent, the Holders of Equipment Notes, the Owner Trust Estate, the Indenture Estate, each of their partners, directors, officers, employees, servants and agents, and each of the successors, transferees or assigns of any of them permitted under the terms of the Operative Documents.

                 (b) Claims Indemnified. Subject to the exclusions stated in subsection (c) below, Lessee agrees to indemnify, defend and hold harmless on an After-Tax Basis each Indemnified Person against all Claims to the extent arising out of:

                 (i) the Equipment, or the ownership, lease, modification, improvement, non-use, control, substitution, repair, storage, transfer or other application or disposition, return, servicing, replacement, operation, possession, use, maintenance, overhaul, testing, registration, delivery, non-delivery, sublease, non-use, modification, alteration, sale or return of any Item of Equipment, or any Part of any of the foregoing, by Lessee, any sublessee or any other Person whatsoever, whether or not such operation, possession, use, maintenance, overhaul, testing, registration, delivery, non-delivery, sublease, non-use, modification, alteration, sale or return is in compliance with the terms of the Lease, including, without limitation, Claims for death, personal injury or property damage or other loss or harm to any Person whatsoever and Claims relating to any laws, rules or regulations pertaining to such operation, possession, use, maintenance, overhaul, testing, registration, delivery, non-delivery, sublease, non-use, modification, alteration, sale or return, including environmental control, noise and pollution laws, rules or regulations;

                 (ii) the construction, manufacture, design, rebuilding, purchase, sale (including all costs incurred in making any Item of Equipment ready for sale in connection with the exercise of remedies under the Lease and/or the Indenture), acceptance, rejection, delivery, non-delivery or condition of any Item of Equipment, or any Part of any of the foregoing, including, without limitation, latent and other defects, whether or not discoverable, or arising from strict tort liability, patent, trademark or copyright infringement;

                 (iii) the Operative Documents, the proceeds thereunder and the transactions contemplated thereby and any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement to be performed, or other obligation of Lessee under any of the Operative Documents, or any enforcement of any of the terms of any of the Operative Documents, or the offering, issuance or sale of the

         Equipment Notes, the offering and sale of the beneficial interest in the Owner Trust Estate or any transfer of an Equipment Note, or the falsity of any representation or warranty of Lessee in any of the Operative Documents, other than representations and warranties in the Tax Indemnity Agreement;

                 (iv) any Claim relating to or arising out of the offer, sale or delivery of the Equipment Notes or the Certificates, or in any way relating to or arising out of the offer or sale of any interest in the Owner Trust Estate, the Trust Agreement or any similar interest or in any way relating to or arising out of the Trust Agreement and the Owner Trust Estate, the Indenture and the Indenture Estate or the action or inaction of the Owner Trustee, the Indenture Trustee or the Pass Through Trustee as trustees (including, without limitation, any Claim arising out of the Owner Participant's obligation under Article 7 of the Trust Agreement); or

                 (v) in the case of the Indenture Trustee, the Pass Through Trustee, the Owner Participant and the Owner Trustee, liability under Federal and state securities laws arising out of the Prospectus.

                 (c) Claims Excluded. The following are excluded from Lessee's agreement to indemnify under this Section 16:

                 (i) Claims relating to each Item of Equipment and imposed with respect to events occurring during any period following the expiration or early termination of the Lease Term and the redelivery of such Item of Equipment by Lessee under Section 5(b) of the Lease, except that Claims incurred in connection with the exercise of any remedies pursuant to Section 15 of the Lease or under Article 5 of the Indenture following the occurrence of an Event of Default or Event of Acceleration shall not be excluded from the indemnity provided for in
         Section 16(b);

                 (ii) Claims which are Taxes, whether or not Lessee is required to indemnify therefor under Section 15 hereof or under the Tax Indemnity Agreement;

                 (iii)    Any tax imposed under Section 502(i) of ERISA or
         Section 4975 of the Code as a result of any prohibited transaction (within the meaning of Section 4975(c)(1) of the Code) under Section 502(i) of ERISA or Section 4975 of the Code as a result of any prohibited transaction (within the meaning of Section 4975(c)(1) of the Code) on the Owner Participant if and to the extent that such tax or penalty first arises or otherwise accrues more than 80 days after the date of notice from the Internal Revenue Service or the Department of Labor to the Owner Participant that a prohibited transaction resulted from the acquisition of any of the Certificates by or on behalf of an ERISA Plan as to which (1) an Affiliate of the Owner Participant acts as trustee or in any other capacity causing the Owner Participant to be a party in interest with respect to such ERISA Plan and (2) such Affiliate exercises control over such ERISA Plan's investment in such Certificates.

                 (iv) with respect to any particular Indemnified Person, Claims to the extent attributable to (A) the actual negligence (but not for negligence attributable to the Owner Trustee's ownership of the Equipment) or willful misconduct of, (B) the breach of any contractual obligation by, or (C) the falsity or inaccuracy or breach of any representation or warranty of, such Indemnified Person;

                 (v) with respect to any particular Indemnified Person, Claims to the extent attributable to the negligence of such Indemnified Person in connection with the inspection of the Equipment pursuant to Sections 5(c), 5(e) and 12 of the Lease; and

                 (vi) Claims imposed on an Indemnitee which become payable by reason of any transfer by such Indemnitee, other than (A) a transfer from the Indenture Estate or by the Indenture Trustee or by the trust created by the Indenture, (B) any transfer of the situs of the trust created by the Indenture, of all or any portion of its interest in each Item of Equipment, the Lease or the Indenture Estate,
         (C) a transfer occurring in connection with an Event of Loss, an early termination of the Lease or the exercise by Lessee of any purchase option set forth in Section 20 of the Lease, or (D) any transfer (including shares of stock in an Indemnitee) which occurs or results from the exercise of any rights under Section 15 of the Lease or any remedies under Article 5 of the Indenture.

                 (d) Insured Claims. In the case of any Claim indemnified by Lessee hereunder which is covered by a policy of insurance maintained by Lessee pursuant to Section 11 of the Lease or otherwise, each Indemnified Person agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

                 (e) Claims Procedure. An Indemnified Person shall promptly notify Lessee of any Claim as to which indemnification is sought. Subject to the rights of insurers under policies of insurance maintained by Lessee, Lessee shall have the right to investigate, and the right in its sole discretion to defend or compromise any Claim for which indemnification is sought under this Section 16, and the Indemnified Person shall cooperate with all reasonable requests of Lessee in connection therewith; provided, however, Lessee shall not be entitled to contest any such Claim if (1) an Event of Default shall have occurred and be continuing or (2) such contest would involve
(i) any material danger of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, any Item of Equipment, the Owner Trust Estate or any part thereof, (ii) any criminal liability against such Indemnified Person or (iii) any material risk to such Indemnified Person of civil liability (including, without limitation, any contractual liability, not contemplated by the Operative Documents or the transactions contemplated thereby).

                 In the event Lessee assumes the defense of any such contest, any Indemnified Person shall have the right to employ separate counsel in such contest and participate therein, and the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person, except that such fees and expenses shall be for the account of Lessee if (1) an Event of Default shall have occurred and be continuing or (2) the defense of such contest would involve (i) any material danger of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, any Item of Equipment, the Owner Trust Estate or any part thereof, (ii) any criminal liability against such Indemnified Person or (iii) any material risk to such Indemnified Person of civil liability (including, without limitation, any contractual liability) not contemplated by the Operative Documents or the transactions contemplated thereby. Such Indemnified Person shall supply Lessee with such information requested by Lessee as in the reasonable opinion of counsel to such Indemnified Person is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 16. Unless Lessee is excluded from control of a judicial proceeding involving an Indemnified Person, such Indemnified Person shall not enter into a settlement or other compromise with respect to any Claim without the prior written consent of Lessee, unless such Indemnified Person waives its right to be indemnified with respect to such Claim under this Section 16.

                 (f) Subrogation. When and to the extent that a Claim indemnified by Lessee under this Section 16 is in fact completely and fully paid by Lessee and/or an insurer under a policy of insurance maintained by Lessee, and so long as no Event of Default shall have occurred and be continuing, Lessee and/or such insurer, as the case may be, shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Person on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim; provided, however, that such subrogation rights shall not permit Lessee to avail itself as against any other Indemnified Person of any exclusion to Lessee's general indemnity obligations set forth in this Section 16 other than such exclusions as are expressly stated herein. Should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by Lessee hereunder, it shall promptly pay over the amount refunded, together with any interest actually received with respect to such amount for the period between the indemnification payment and the receipt of such refund, to Lessee. In no event shall as Indemnified Party be obligated to pay to Lessee more than the amount received (including any such interest) by such Indemnified Party.

                 (g) No Guaranty. The general indemnification provisions of this Section 16 do not constitute a guaranty by Lessee that the principal or interest on the Equipment Notes will be paid.

                 Section 17.  Lessee's Right of Quiet Enjoyment.

                 Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the Lease, and expressly and severally as to its own actions only, agrees that, notwithstanding any other provision of any of the Operative Documents, so long as no Event of Default has occurred and is continuing, it shall not take, cause to be taken or authorize any action contrary to Lessee's, any sublessee's or any user's right of quiet enjoyment under the Lease, including, without limitation, the right to possession and use of each Item of Equipment.

                 Section 18. Limitation of Liability of Owner Trustee, Owner Participant, Indenture Trustee and Pass Through Trustee.

                 (a) Owner Trustee. It is expressly understood and agreed by and among the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Owner Participant and Lessee that except as otherwise expressly provided herein, (i) the Operative Documents to which the Owner Trustee is a party (except for the Trust Agreement) are executed and delivered by the Owner Trustee not in its individual capacity but solely as trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such Owner Trustee, (ii) each of the representations, undertakings and agreements made therein by the Owner Trustee are not personal representations, undertakings and agreements, but are binding only on the Owner Trust Estate and the Owner Trustee, as trustee, (iii) actions to be taken by the Owner Trustee pursuant to its obligations thereunder may, in certain instances, be taken by the Owner Trustee only upon specific authority of the Owner Participant, (iv) nothing therein contained shall be construed as creating any liability of the Owner Trustee, in its individual capacity, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of, the Owner Trustee in its individual capacity to perform any covenant either express or implied contained therein, all such liability, if any, being expressly waived by the Owner Participant, the Indenture Trustee and Lessee and by any Person claiming by, through or under them, and (v) so far as the Owner Trustee in its individual capacity is concerned, the Indenture Trustee, the Pass Through Trustee, the Owner Participant, Lessee, and any Person claiming by, through or under them shall look solely to the Owner Trust Estate and the Indenture Estate for the performance of any obligation under any of the instruments referred to therein; provided, however, that nothing in this
Section 18 shall be construed to limit in scope or substance the liability of the Owner Trustee (A) in its individual capacity to the Owner Participant as expressly set forth in the Trust Agreement, (B) in respect of the representations, warranties and agreements of the Owner Trustee in its individual capacity, as expressly set forth therein (including, without limitation, Section 8) or in any other Operative Document to which it is a party, and (C) in its individual capacity and as Owner Trustee for the consequences of its own gross negligence or willful misconduct.

                 (b) Indenture Trustee. It is expressly understood and agreed by and among the Owner Trustee, the Indenture Trustee, the Owner Participant and Lessee that except as otherwise expressly provided therein, (i) the Operative Documents to which the Indenture Trustee is a party are executed and delivered by the Indenture Trustee not in its individual capacity but solely as trustee under the Indenture in the exercise of the power and authority conferred and vested in it as such Indenture Trustee, (ii) each of the representations, undertakings and agreements made therein by the Indenture Trustee are not personal representations, undertakings and agreements, but are binding only on the Indenture Estate and the Indenture Trustee, as trustee,
(iii) nothing therein contained shall be construed as creating any liability of the Indenture Trustee, in its individual capacity, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of, the Indenture Trustee in its individual capacity to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the Owner Participant, the Owner Trustee and Lessee and by any Person claiming by, through or under them, and
(iv) so far as the Indenture Trustee in its individual capacity is concerned, the Owner Trustee, the Owner Participant, Lessee, and any Person claiming by, through or under them shall look solely to the Indenture Estate and the Owner Trust Estate for the performance of any obligation under any of the instruments referred to therein; provided, however, that nothing in this Section 18 shall be construed to limit in scope or substance the liability of the Indenture Trustee (A) in its individual capacity to the Owner Trustee or any Holder as expressly set forth in the Indenture, (B) in respect of the representations, warranties and agreements of the Indenture Trustee in its individual capacity, as expressly set forth therein (including, without limitation, Section 9) or in any other Operative Document to which it is a party, and (C) in its individual capacity and as Indenture Trustee for the consequences of its own gross negligence or willful misconduct.

                 (c) Owner Participant. It is expressly understood and agreed by and among the Owner Trustee, the Indenture Trustee, the Owner Participant and Lessee that the Owner Participant shall not have any contractual obligations or duty to Lessee, the Indenture Trustee or to any other Person under the Operative Documents with respect to the transactions contemplated hereby except those obligations or duties specifically set forth in the respective Operative Documents to which the Owner Participant is a party. Without limiting the generality of the foregoing, under no circumstances whatsoever shall the Owner Participant as such be liable to Lessee, the Indenture Trustee or any other Person for any action or inaction on the part of the Owner Trustee or the Indenture Trustee in connection with the Trust Agreement, this Agreement, the Indenture, the Lease or the administration of the Owner Trust Estate or the Indenture Estate or otherwise, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Owner Trustee or the Indenture Trustee unless, in the case of the Owner Trustee, such action or inaction constituting such willful misconduct or gross negligence was at the express direction of the Owner Participant.

                 (d) Pass Through Trustee. It is expressly understood and agreed by and among the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Owner Participant and Lessee that except as otherwise expressly provided therein, (i) the Operative Documents to which the Pass Through Trustee is a party are executed and delivered by the Pass Through Trustee not in its individual capacity but solely as trustee under the Pass Through Trust Agreement and the Pass Through Trust Supplement in the exercise of the power and authority conferred and vested in it as such Pass Through Trustee, (ii) each of the representations, undertakings and agreements made therein by the Pass Through Trustee are not personal representations, undertakings and agreements, but are binding only on the Pass Through Trustee, as trustee, and
(iii) nothing therein contained shall be construed as creating any liability of the Pass Through Trustee, in its individual capacity, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of, the Pass Through Trustee in its individual capacity to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the Owner Participant, the Owner Trustee, the Indenture Trustee and Lessee and by any Person claiming by, through or under them; provided, however, that nothing in this Section 18 shall be construed to limit in scope or substance the liability of the Pass Through Trustee (A) in respect of the representations, warranties and agreements of the Pass Through Trustee in its individual capacity, as expressly set forth in any Operative Document to which it is a party, and (B) in its individual capacity and as Pass Through Trustee for the consequences of its own gross negligence or willful misconduct.

                 (e) Certain Limitations on Reorganization. The Indenture Trustee agrees that, if (i) the Owner Participant or the Owner Trustee becomes, or all or any of the Owner Trust Estate or the Owner Trust becomes the property of a debtor subject to the reorganization provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statutes, (ii) pursuant to such reorganization provision, the Owner Participant is held to have recourse liability to the Indenture Trustee or the Holder of any Equipment Note directly or indirectly on account of any amount payable as principal, interest, Premium or any other amount payable on any Equipment Note that is provided in the Operative Documents to be nonrecourse to the Owner Participant, and (iii) the Indenture Trustee actually receives any Recourse Amount which reflects any payment by the Owner Participant on account of (ii) above, then the Indenture Trustee shall promptly refund to the Owner Participant such Recourse Amount. For purposes of this Section 18(d), "Recourse Amount" means the amount by which the portion of such payment by the Owner Participant on account of clause (ii) above received by the Indenture Trustee exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section 18(d) shall prevent the Indenture Trustee from enforcing any individual obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement or any other Operative Agreement to the extent herein or therein provided, for which the Owner Participant has expressly agreed by the terms of this Agreement to accept individual responsibility.

                 Section 19. Refinancing. The parties hereto recognize that, provided that the Lease shall then be in full force and effect and that no Event of Default shall have occurred and be continuing, Lessee may, on any Rent Payment Date subject to the terms and conditions of Section 4.02(C) of the Indenture, arrange for refinancing of all, and not less than all, of the then Outstanding Equipment Notes by the Owner Trustee on a non-recourse basis (including the payment in full of accrued interest and Premium, if any) with funds made available for such purpose solely through the issue and sale of U.S. Dollar denominated, fixed rate debt securities by the Owner Trustee in a private or public offering placed with U.S. or foreign lenders, as specified by Lessee pursuant to which the Owner Trustee will deposit with the Indenture Trustee from the proceeds of such refinancing sufficient funds to redeem in full on the applicable Redemption Date all of the Equipment Notes Outstanding. No refinancing of the Equipment Notes may be initiated, other than as provided in this Section 19. In the event of any such refinancing, adjustments shall be made to Basic Rent, the Termination Values, the Stipulated Loss Values, and the debt amortization schedule shall be established, so that, subject to the maintenance of the Net Economic Return of the Owner Participant, the net present value of amounts payable as Basic Rent plus EBO Value shall be minimized. No such refinancing shall cause the aggregate principal amount of the indebtedness substituted for the Equipment Notes to exceed the aggregate principal amount of the Outstanding Equipment Notes without the prior written consent of the Owner Participant and the latest date of maturity of such indebtedness shall be not later than the date of maturity of the Equipment Notes being refinanced. The parties hereto agree that they will cooperate in good faith in effectuating such refinancing (which, it is understood, may result in changes in the Operative Documents and which may, in connection with a public offering, involve an underwriting agreement); provided, however, that:
(i) such refinancing shall not, without the Owner Participant's consent, occur on more than three (the first two of which shall be without a fee paid by Lessee to Lessor, and the third of which shall include a fee of $20,000 paid by Lessee to Lessor) occasions in the aggregate; (ii) each party hereto shall have received such opinions of counsel, certificates, indemnities and other documents in connection with each such refinancing as it may reasonably request, each in form and substance satisfactory to such party; (iii) all necessary authorizations, approvals and consents shall have been obtained and be in full force and effect; (iv) such refinancing shall not create any unindemnified tax or other risk to the Owner Participant; and (v) all such documentation, taken as a whole, shall not result in greater obligations on or lesser rights to the Owner Participant than existed prior to such refinancing; and provided further that Lessee shall pay on the date of each such refinancing all costs and expenses (on an After-Tax Basis) of each party hereto (including the reasonable fees, expenses and disbursements of their respective counsel) in connection therewith. If Lessee elects to cause the Owner Trustee to refinance the Equipment Notes, it shall, on behalf of Lessor, give the Indenture Trustee an irrevocable written notice of redemption with respect to the Equipment Notes Outstanding not less than 30 days prior to the date upon which the refinancing is to take place (the "Refinancing Date"), which notice shall specify the Refinancing Date.

                 Section 20. Assumption of Owner Trustee Obligations. Subject to compliance by Lessee with all of its obligations under each Operative Document to which it is a party and so long as no Potential Default or Event of Default shall have occurred and be continuing, each of the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and Lessee covenants and agrees that Lessee may assume all obligations of the Owner Participant under the Operative Documents if Lessee elects to do so pursuant to
Section 8(a) of the Lease or if Lessee elects to purchase on an EBO Date all Items of Equipment pursuant to Section 20 of the Lease, provided that:

                 (A) Lessee shall have elected to assume such obligations by giving irrevocable notice to that effect to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee pursuant to Section 8(a) of the Lease or concurrently with Lessee's notice of election to purchase on an EBO Date all Items of Equipment pursuant to Section 20 of the Lease;

                 (B) Lessee shall have by an agreement in writing, in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, assumed the due and punctual payment of all amounts payable from time to time under the Guaranties (but with full recourse to Lessee and including, without limitation, all unpaid principal of, and Premium, if any, and interest on, the Equipment Notes) in accordance with the respective terms and provisions thereof, and the punctual performance and observance of all the covenants and provisions of this Agreement and the other Operative Documents to be observed or performed by the Owner Trustee to the extent such covenants and provisions are applicable to such assumption;

                 (C) concurrently with the assumption referred to in clause (B) above, the Operative Documents shall be amended so that Lessee shall have such obligations thereunder as are applicable to the Owner Trustee (to the extent such obligations are applicable to such assumption) and contained in any of the Operative Documents to which the Owner Trustee is a party immediately prior to such amendment, and, in the case of the Indenture, an amendment incorporating therein the covenants under the Lease with respect to the Items of Equipment to be performed or observed by Lessee, all such amendments to be in form and substance reasonably satisfactory to the Indenture Trustee;

                 (D) the Indenture Trustee shall have received the favorable written opinions of counsel to Lessee and the Indenture Trustee, in form and substance reasonably satisfactory to the Indenture Trustee, comparable to the respective opinions delivered on the Funding Date, but with respect to the Operative Documents as amended in connection with such assumption, and covering such additional matters as the Indenture Trustee shall reasonably request;

                 (E) the Indenture Trustee's security interest in the Items of Equipment shall not be adversely affected by purchase of the Items of Equipment or assumption of the Owner Trustee's obligations by Lessee; and

                 (F) upon compliance with the provisions of Article X of the Indenture, the Owner Participant shall be released and discharged from any further obligations hereunder and the Owner Trustee shall be released and discharged from any further obligations under the Operative Documents to the extent set forth in such Article X.

                 Whether or not the assumption referred to above is accomplished, Lessee shall pay all reasonable costs and expenses of the Owner Trustee, the Owner Participant and the Indenture Trustee (including, without limitation, the reasonable fees and expenses of their respective counsel) relating to the matters contemplated herein.

                 Section 21.  Miscellaneous.

                 (a) Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms hereof shall be in writing. Any written notice shall become effective when delivered. Any written notice shall be mailed, certified or registered mail, return receipt requested with proper first class postage prepaid, or sent in the form of a telecopy (with such telecopy to be confirmed in writing), or by overnight delivery service or delivered by hand. Any written notice shall be directed to Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee or the Pass Through Trustee to the respective addresses set forth below the signatures of such parties at the end of this Agreement, or to such other address or telex or telecopy number as any such party may designate by notice given to the other parties to this Agreement.

                 (b) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 (c) Amendments. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought.

                 (d) Headings; References. The table of contents and headings of the various sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

                 (e) Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of New York, including all matters of construction, validity and performance, excluding any conflict of laws rules that would subject the matter to another jurisdiction. This Agreement is being delivered in New York.

                 (f) Benefit and Binding Effect. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, Lessee and its permitted successors and assigns, the Owner Participant and its successors and permitted assigns, the Holders of Equipment Notes, the Owner Trustee and its successors and permitted assigns as Owner Trustee under the Trust Agreement, the Indenture Trustee and its successors as Indenture Trustee under the Indenture.

                 (g) Survival of Certain Obligations Under This Agreement. The agreements and indemnities contained in Sections 13, 15 and 16 shall survive the termination of this Agreement and the Lease.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                         CONSOLIDATED RAIL CORPORATION,
                             Lessee


                         By /s/ Thomas J. McGraw
                            ---------------------------------------
                             Director - Financing
                             Address:   2001 Market Street
                                        Two Commerce Square
                                        Philadelphia, Pennsylvania
                                        19101-1425


                         J.P. MORGAN INTERFUNDING CORP.
                             Owner Participant



                         By  /s/Albert B. Gordon, Jr.
                            ---------------------------------------
                             Chairman
                             Address:  60 Wall Street
                                       New York, New York 10260



                         WILMINGTON TRUST COMPANY,
                             Indenture Trustee, not in Its Individual
                                 Capacity, except as Otherwise Expressly
                                 Provided Herein but Solely as Indenture
                                 Trustee


                         By  /s/ Norma P. Closs
                           ----------------------------------------
                             Vice President
                             Address:  Rodney Square North
                                       1100 N. Market Street
                                       Wilmington, Delaware 19890-0001

                             Attn.: Corporate Trust Administration

                         WILMINGTON TRUST COMPANY,
                             Pass Through Trustee, not in its Individual
                                 Capacity, except as Otherwise Expressly
                                 Provided Herein, but Solely as Pass
                                 Through Trustee


                         By  /s/ Norma P. Closs
                           ----------------------------------------
                             Vice President
                             Address:  Rodney Square North
                                       1100 N. Market Street
                                       Wilmington, Delaware  19890-
                                       0001

                             Attn.: Corporate Trust Administration


                         MERIDIAN TRUST COMPANY,
                             Owner Trustee, not in Its Individual Capacity,
                                 except as Otherwise Expressly Provided
                                 Herein but Solely as Owner Trustee


                         By  /s/ Stephen J. Kaba
                           ----------------------------------------
                             Vice President
                             Address:  35 North Sixth Street
                                       Reading, Pennsylvania 19601

                                       Attn.:

                                 EXHIBIT A-1 to
                            Participation Agreement


                                FORM OF OPINION
                         OF SENIOR VICE PRESIDENT - LAW
                                   OF LESSEE





                                                               December 22, 1994




To Each of the Persons Listed
on Schedule I Attached Hereto



                         CONSOLIDATED RAIL CORPORATION

                     Leveraged Lease Financing of Railcars
                       Conrail 1994-A Pass Through Trust


Ladies and Gentlemen:

                 I am Senior Vice President - Law of Consolidated Rail Corporation ("Lessee") and in that capacity I have acted as counsel to Lessee in connection with the transactions contemplated by the Participation Agreement dated as of December 22, 1994 (the "Participation Agreement") among Lessee, Meridian Trust Company ("Meridian"), as Owner Trustee, J.P. Morgan Interfunding Corp., as Owner Participant, Wilmington Trust Company ("Wilmington"), as Indenture Trustee, and Wilmington, as Pass Through Trustee, relating to the above-referenced pass through trust. This opinion is delivered in satisfaction of Section 4(a)(v) of the Participation Agreement. Capitalized terms not defined herein are used as defined in Appendix A to the Participation Agreement.

                 In this regard, I have examined originals, or copies the authenticity of which has been established to my satisfaction, of the Lease Agreement, Lease Supplement No. 1 dated December 22, 1994 (the "Lease Supplement"), the form of a Certificate of Acceptance, the Railcar Purchase Agreement, the Participation Agreement, the Indenture, Indenture

Supplement No. 1 (the "Indenture Supplement"), the Trust Agreement, the Bill of Sale, the Pass Through Trust Agreement, the Pass Through Trust Supplement and the Tax Indemnity Agreement (the "Relevant Operative Documents") and such other agreements, corporate records, statements and records of government officials and agencies and other instruments as were deemed necessary or advisable as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, I have relied upon certifications by officers of Lessee, and the delegates thereof, when relevant facts were not independently established. In arriving at the opinions expressed below, I have assumed (except as to Lessee) the genuineness of all signatures and the due authorization, execution and delivery by the parties thereto of the Lease Agreement, the Lease Supplement, the Railcar Purchase Agreement, the Participation Agreement, the Indenture, the Indenture Supplement, the Trust Agreement, the Pass Through Trust Agreement and the Pass Through Trust Supplement and that each such party has full power, authority and legal right to enter into and perform its obligations thereunder. I have examined and relied without independent verification on the representations and warranties by parties other than Lessee as to factual matters contained in or made pursuant to the Relevant Operative Documents.

                 Based upon the foregoing, I am of the opinion that:

                 1. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, is a "Class I Railroad" within the meaning of 49 C.F.R.
         Part 1201, operating under the jurisdiction of the Interstate Commerce Commission ("ICC") pursuant to Title 49 of the U.S. Code and has the corporate power and authority under Applicable Law to carry on its business as currently conducted and to execute and deliver the Lease Agreement, the Lease Supplement, the Railcar Purchase Agreement, the Participation Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplement and the Tax Indemnity Agreement and to perform its obligations under the Lease Agreement, the Lease Supplement, the Railcar Purchase Agreement, the Participation Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplement and the Tax Indemnity Agreement. Lessee is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the activities of Lessee require such qualification except where the failure to so qualify would not have a material adverse effect on Lessee or on its ability to perform each of its obligations under each of the Operative Documents to which it is a party.

                 2. The execution and delivery by Lessee of the Lease Agreement, the Lease Supplement, the Railcar Purchase Agreement, the Participation Agreement, the Pass Through Trust Agreement and the Pass Through Trust Supplement and the Tax Indemnity Agreement, and the performance by Lessee of its obligations under the Lease Agreement, the Lease Supplement, the Railcar Purchase Agreement, the Participation Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplement and the Tax Indemnity Agreement do not require the approval or consent of any trustee, stockholder or holders of any indebtedness or obligations of Lessee, and neither the execution and delivery by Lessee thereof, nor the consummation by Lessee of the transactions contemplated thereby, nor compliance by Lessee with any of the terms and provisions thereof will contravene any law or, any judgment, governmental rule, regulation, license, permit or order of any governmental authority of the Commonwealth of Pennsylvania or the United States of America applicable to or binding upon Lessee or any of its properties, or contravene or result in any breach of, or constitute any default under, or result in the creation of any Lien (other than as permitted under the Operative Documents) upon any property of Lessee under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-laws or other agreement or instrument to which Lessee is a party or by which Lessee or any of its properties may be bound or affected.

                 3. The execution and delivery by Lessee of the Lease Agreement, the Lease Supplement, the Railcar Purchase Agreement, the Participation Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplement and the Tax Indemnity Agreement, the issue and sale of the Certificates, and the consummation by Lessee of any of the transactions contemplated thereby and the operation by Lessee of all Items of Equipment leased to Lessee under the Lease Agreement, do not require the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other actions under Applicable Law (except that no opinion is expressed as to approval, notice, registration or other action required for the conduct of the business of Lessee generally and which does not require any specific action by Lessee in connection with the execution, delivery or performance by it of the Lease Agreement, the Lease Supplement, the Railcar Purchase Agreement, the Participation Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplement or the Tax Indemnity Agreement), other than (i) the registration of the issuance and sale of the Series Certificates, to be issued pursuant to the provisions of the Pass Through Trust Agreement, as supplemented, under the Securities Act of 1933, as amended, and under the securities laws of any state in which the Certificates may be offered for sale if the laws of such state require such action, which registrations have been duly accomplished, (ii) the qualification of the Pass Through Trust Agreement, as supplemented, under the Trust Indenture Act, which qualifications have been duly obtained pursuant to an order of the Securities and Exchange Commission, and (iii) the registrations and filings referred to in paragraph 5 below, as to which I express no opinion, except as expressly set forth therein.

                 4. The Lease Agreement, the Lease Supplement, the Railcar Purchase Agreement, the Participation Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplement, the Bill of Sale and the Tax Indemnity Agreement have been duly authorized by all necessary corporate action on the part of Lessee, have been duly executed and delivered by Lessee, and constitute the legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with their respective terms.

                 5. Each of the Indenture, the Indenture Supplement, the Lease Agreement and the Lease Supplement has been duly filed with the ICC pursuant to 49 U.S.C. Section 11303 and provided to McCarthy Tetrault for prompt deposit thereafter with the Registrar General of Canada pursuant to Section 90 of the Railway Act of Canada. Except for such filings which filings have been duly made or provided for continuation

                                       4
         no recording or filing in the United States of America or Canada of any of the Relevant Operative Documents, or of any financing statement with respect thereto, is necessary or advisable in order to establish and perfect in the United States of America and Canada the Owner Trustee's rights and interest in, and the Indenture Trustee's legal title for security purposes in, the Items of Equipment as against Lessee and any third parties, or the mortgage and security interests under the Indenture and the Indenture Supplement on the Items of Equipment or other property in the Indenture Estate in favor of the Indenture Trustee or the assignment of the Lease Agreement, and the Railcar Purchase Agreement and Bill of Sale under the Indenture to the Indenture Trustee as against Lessee, the Owner Trustee, the Owner Participant or any third party.

                 6. Neither Lessee nor anyone acting on behalf of Lessee has directly or indirectly offered by interest in the Owner Trust Estate or the Trust Agreement for sale to anyone other than the Owner Participant and not more than 49 other financial institutions. The acquisition by the Owner Participant of its interest in the Owner Trust Estate and the Trust Agreement and the acquisition by the Pass Through Trustee of the Equipment Notes is exempt from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

                 7. The Owner Trustee, as Lessor under the Lease Agreement, and the Indenture and the Indenture Supplement Trustee, as assignee of the Owner Trustee's rights under the Lease Agreement pursuant to the Indenture and the Indenture Supplement on behalf of the Holders of Equipment Notes, are entitled to the benefits of 11 U.S.C. Section 1168 with respect to all Items of Equipment to be subjected to the Lease Agreement.

                 8. Except as disclosed in Lessee's annual report on Form 10-K for Lessee's fiscal year ended December 31, 1993, quarterly reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, and reports on Form 8-K referenced in the Prospectus, there are no pending or, to the best of my knowledge, threatened actions, lawsuits or proceedings by or before any court or administrative agency or arbitrator that are reasonably likely to, either individually or in the aggregate, materially and adversely affect the right, power and authority of Lessee to enter into or perform its obligations under the Relevant Operative Documents.

                 9. Based upon the foregoing, and on the examination and review of the Commission's Recordation Files, and assuming the accuracy and completeness of such Recordation Files, it is my opinion that Lessee's Bill of Sale is valid and effective to vest in the Owner Trustee good and marketable title to the Items of Equipment covered thereby, free and clear of any claim, lien, security interest, charge or other encumbrance other than rights arising under the Indenture, the Indenture Supplement, Lease Agreement or the Lease Supplement.

                 Insofar as the foregoing opinion relates to the enforceability of the Lease Agreement, the Lease Supplement, the Participation Agreement, the Railcar Purchase Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplement and the Tax Indemnity Agreement, such opinion is subject to
(a) applicable bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The enforceability of the Lease Agreement may also be limited by applicable laws which may affect the remedies provided therein, but which do not in my opinion make such remedies inadequate for the substantial realization of the rights and benefits intended to be provided thereby.

                 In giving the foregoing opinions, I have relied, subject to the assumptions and qualifications contained therein, upon the opinion of McCarthy Tetrault delivered to you today as to the matters set forth therein relating to certain matters of Canadian law.

                 No opinion is expressed herein as to any state securities laws or any laws other than the laws of the Commonwealth of Pennsylvania and the Federal laws of the United States.

                 I note that the "governing law" provisions of the Lease Agreement, the Lease Supplement, the Certificate of Acceptance, the Participation Agreement, the Indenture, the Indenture Supplement, the
Pass Through Trust Agreement, the Pass Through Trust Supplement, the Tax Indemnity Agreement, the Certificates and the Equipment Notes provide that the laws of the State of New York are to govern them. In my opinion, a court applying Pennsylvania conflict of laws rules would give effect to such choice of New York law; however, I express no opinion as to what law a court applying any other state's conflict of laws rules would apply.

                 For purposes of my opinion in paragraphs 2, 3 and 4 above, I have with your consent (i) assumed that a court would apply the substantive laws of either Pennsylvania or New York and (ii) assumed (without examining the laws of New York) that the substantive laws of New York governing the interpretation and enforcement of each provision of the Lease Agreement, the Lease Supplement, the Certificate of Acceptance, the Participation Agreement, the Indenture, the Indenture Supplement, the Pass Through Trust
Agreement, the Pass Through Trust Supplement, the Tax Indemnity Agreement, the Certificates and the Equipment Notes do not differ in any material respect from the substantive laws of Pennsylvania.

         This opinion is furnished by me as Senior Vice President - Law of Lessee to you as parties to the Participation Agreement and to Morgan Stanley & Co. Incorporated as party to the Underwriting Agreement and is solely for your benefit.

                                           Very truly yours,

                                   SCHEDULE I


Wilmington Trust Company,
  as Indenture Trustee
Rodney Square North
Wilmington, Delaware  19899

Wilmington Trust Company,
  as Pass Through Trustee
Rodney Square North
Wilmington, Delaware  19899

Meridian Trust Company,
  as Owner Trustee
35 North Sixth Street
Reading, Pennsylvania  19601

Consolidated Rail Corporation,
  as Lessee
2001 Market Street
Two Commerce Square
P.O. Box 41417
Philadelphia, PA  19101-1417

J.P. Morgan Interfunding Corp.,
  as Owner Participant
60 Wall Street
18th Floor
New York, NY  10260

Morgan Stanley & Co. Incorporated,
  as Underwriter
1251 Avenue of the Americas
New York, New York  10020

                                 EXHIBIT A-2 to
                            Participation Agreement


            FORM OF OPINION OF SPECIAL COUNSEL TO OWNER PARTICIPANT


                               December 22, 1994


To Each of the Persons Listed on
Schedule I Attached Hereto


                         CONSOLIDATED RAIL CORPORATION

                     Leveraged Lease Financing of Railcars
                       Conrail 1994-A Pass Through Trust


Dear Ladies and Gentlemen:

                 We have acted as special counsel for J.P. Morgan Interfunding Corp., a Delaware corporation (the "Owner Participant"), in connection with the execution and delivery by the Owner Participant of (i) the Participation Agreement dated as of December 22, 1994 (the "Participation Agreement") among the Owner Participant, Consolidated Rail Corporation, a Pennsylvania corporation ("Lessee"), Wilmington Trust Company, a Delaware banking corporation ("Wilmington"), as Indenture Trustee, Wilmington, as Pass Through Trustee, and Meridian Trust Company, a Pennsylvania trust Company ("Meridian"), as Owner Trustee, (ii) the Trust Agreement dated as of December 22, 1994 (the "Trust Agreement") between the Owner Participant and Meridian and (iii) the Tax Indemnity Agreement dated as of December 22, 1994 (the "Tax Indemnity
Agreement") between the Owner Participant and Lessee.   Capitalized terms not
defined herein have the meanings set forth in Appendix A to the Participation Agreement.

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including those relating to the to the authorization, execution and delivery by the Owner Participant of the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

                                     A-2-2

                 Pursuant to the requirements of Section 4(a)(vi) of the Participation Agreement, this will advise you that, in the opinion of the undersigned:

                 1. The Owner Participant has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the activities of the Owner Participant require such qualification, except where the failure to so qualify would not have a material adverse effect on the Owner Participant.

                 2. Assuming the due authorization, execution and delivery by all of the parties thereto, each of the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement is a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                 3. The execution and delivery by the Owner Participant of, and the performance by the Owner Participant of its obligations under, the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Owner Participant, (iii) to the best of our knowledge, any agreement or other instrument to which it is a party or to which its properties may be bound, or (iv) to the best of our knowledge, any judgment order or decree of any governmental body, agency or court having jurisdiction over the Owner Participant; and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Owner Participant of its obligations under the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement.

                 4. The execution and delivery by the Owner Participant of, and the performance by the Owner Participant of its obligations under, the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement will not require the consent or approval of the stockholders or the holders or trustee for any holders of any indebtedness of the Owner Participant.

                 5. No consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the

                                     A-2-3

         Owner Participant of its obligations under the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement.

                 6. To the best of our knowledge after due inquiry, there are no proceedings pending or threatened against or affecting the Owner Participant in any court action or before any governmental authority or arbitration board or tribunal that, if adversely determined, individually or in the aggregate, would have a material adverse effect on the Owner Participant or on the power or ability of the Owner Participant to perform its obligations under the Participation Agreement, the Trust Agreement and the Tax Indemnity Agreement.

                 We are members of the Bar of the State of New York and the foregoing opinions are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation law of the State of Delaware.

                 This opinion is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent. The foregoing opinions are limited to the matters stated therein, and no other opinions are implied or may be inferred beyond such matters.

                                           Very truly yours,

                                   SCHEDULE I


Wilmington Trust Company,
  as Indenture Trustee
Rodney Square North
Wilmington, Delaware  19899

Wilmington Trust Company,
  as Pass Through Trustee
Rodney Square North
Wilmington, Delaware  19899

Meridian Trust Company,
  as Owner Trustee
35 North Sixth Street
Reading, Pennsylvania  19601

Consolidated Rail Corporation,
  as Lessee
4001 Market Street
Two Commerce Square
P.O. Box 41417
Philadelphia, PA  19101-1417

J.P. Morgan Interfunding Corp.,
  as Owner Participant
60 Wall Street
18th Floor
New York, NY  10260

Morgan Stanley & Co. Incorporated,
  as Underwriter
1251 Avenue of the Americas
New York, New York  10020

                                 EXHIBIT A-3 to
                            Participation Agreement


                       FORM OF OPINION OF SPECIAL COUNSEL
                               TO OWNER TRUSTEE



                               December 22, 1994


To Each of the Parties Listed
on Schedule I Attached Hereto

                         CONSOLIDATED RAIL CORPORATION

                     Leveraged Lease Financing of Railcars
                       Conrail 1994-A Pass Through Trust


Ladies and Gentlemen:

                 We have acted as special counsel to Meridian Trust Company, a Pennsylvania trust company ("Meridian"), in connection with the transactions contemplated by the Participation Agreement dated as of December 22, 1994 (the "Participation Agreement"), by and among Consolidated Rail Corporation, as Lessee (the "Lessee"), J.P. Morgan Interfunding Corp., a Delaware corporation, as Owner Participant, Meridian, not in its individual capacity except as specifically set forth therein, but solely as Owner Trustee (the "Owner Trustee"), Wilmington Trust Company ("Wilmington"), as Indenture Trustee (the "Indenture Trustee"), and Wilmington, as Pass Through Trustee (the "Pass Through Trustee").

                 This opinion is delivered to you pursuant to Section 4(a)(vii) of the Participation Agreement.

                 Except as otherwise defined herein, terms used herein shall have the meanings set forth in Appendix A to the Participation Agreement.

                 In our capacity described above, we have examined the Participation Agreement, the Lease, Lease Supplement No. 1 dated December 22, 1994 (the "Lease Supplement"), the Railcar Purchase Agreement, the Trust Agreement, the Indenture, Indenture Supplement No. 1 dated December 22, 1994 (the "Indenture Supplement"), the Pass Through Trust Agreement, the Pass Through Trust Supplement, the Certificate of

                                     A-3-2

Acceptance, and the Bill of Sale (collectively, the "Financing Documents"). We have also examined Meridian's articles of incorporation and bylaws.

                 Based on the foregoing and upon an examination of such questions of law and the review of such factual matters as we have considered necessary or appropriate, and subject to the assumptions, exceptions, and qualifications set forth below, we are of the opinion that:

                 1. Meridian is a Pennsylvania trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Pennsylvania, and has full power, authority, and legal right to execute, deliver and perform the Participation Agreement and the Trust Agreement and, in its capacity as Owner Trustee, each Financing Document to which the Owner Trustee is a party.

                 2. Meridian has duly authorized, executed, and delivered the Participation Agreement and the Trust Agreement, and each of the Participation Agreement and Trust Agreement constitutes a legal, valid, and binding obligation of Meridian, enforceable against Meridian in accordance with its terms.

                 3. The Owner Trustee is duly authorized under the Trust Agreement to execute, deliver and perform each Financing Document and the Owner Trustee has duly executed and delivered each such Financing Document and each such Financing Document constitutes a legal, valid, and binding obligation of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms.

                 4. Insofar as the Uniform Commercial Code of Pennsylvania and New York are applicable, the Indenture creates a security interest in the rights of the Owner Trustee in the properties which are part of the Indenture Estate (including all right, title, and interest of the Owner Trustee in monies, instruments, and securities that are pledged and delivered to the Indenture Trustee pursuant to the Indenture, but excluding Excluded Payments), and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties is subject, to the extent provided in the Indenture, to the Lien of the Indenture for the benefit of the Holders from time to time of the Equipment Notes. Except for the Indenture Trustee's taking possession of the original counterpart of the Lease (insofar as the Lease may constitute chattel paper (as such term is defined in the Uniform Commercial Code of New York and Pennsylvania)) and all monies, instruments, and securities which are part of the Owner Trust Estate, no further action, including the filing or recording of any document, is necessary to perfect the security interest of the Indenture Trustee in the Indenture Estate.

                 5. The Trust Agreement duly creates a legal and valid trust under Pennsylvania law; the trust created by the Trust Agreement has been duly created and

                                     A-3-3

         exists for the benefit of the Owner Participant as provided therein; and the Trust Agreement creates for the benefit of the Owner Participant the interest in the Owner Trust Estate which the Trust Agreement by its terms purports to create, subject however to the provisions of, and the Liens created by, the Indenture and the Lease.

                 6. Neither the execution or delivery by Meridian or the Owner Trustee, as the case may be, of the Financing Documents nor the consummation of any of the transactions contemplated thereby by Meridian or the Owner Trustee, as the case may be, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal, Pennsylvania or New York law except for the filing pursuant to Section
         131.3 of the New York Banking Law, which filing has been duly effected.

                 7. The execution, delivery and performance by Meridian of each of the Financing Documents are not in violation of Meridian's articles of incorporation or bylaws, or of any indenture, mortgage, credit agreement, license, or other agreement or instrument known to us without independent inquiry except as documented by the Meridian officer's certificate attached hereto as Schedule II, to which Meridian or the Owner Trustee, as the case may be, is a party or by which either is bound, or of any law, governmental rule, or regulation of the United States, the Commonwealth of Pennsylvania, or the State of New York governing the trust powers of Meridian, or any order or judgment known to us without any independent inquiry except as documented by the Meridian officer's certificate attached hereto as
         Schedule II, to be applicable to Meridian or the Owner Trustee, as the case may be, or subjects either the Owner Trust Estate or the Indenture Estate to any Lien (other than Permitted Liens) under any of the foregoing.

                 8. To the best of our knowledge without any independent inquiry except as documented by the Meridian officer's certificate attached hereto as Schedule II, there are no proceedings pending or threatened against or affecting Meridian or the Owner Trustee in any court or before any governmental authority, agency, or arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the right, power and authority of Meridian or the Owner Trustee, as the case may be, to enter into or perform the Financing Documents.

                 9. There are no taxes, fees or other charges ("Taxes") (except Taxes imposed on Meridian on fees payable to the Owner Trustee) payable under the laws of the Commonwealth of Pennsylvania or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, Lessee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant of the Financing Documents or in connection with the making by the Owner Participant of

                                     A-3-4

         its investment in the Items of Equipment or its acquisition of the beneficial interest in the Owner Trust Estate, which would not have been imposed if Meridian had not (a) been incorporated under the laws of, (b) had its principal place of business in, (c) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Documents in, and (d) engaged in any activities unrelated to the transactions contemplated by the Operative Documents in, the Commonwealth of Pennsylvania; and none of the Owner Trustee, the Lessee, the Indenture Trustee, the Pass Through Trustee, the Owner Participant, the Owner Trust Estate or the trust created by the Trust Agreement will be subject to any Taxes (except Taxes imposed on Meridian on fees payable to the Owner Trustee) under the laws of the Commonwealth of Pennsylvania or any political subdivision thereof based on or measured by, directly or indirectly, the gross receipts, net income or value of the Owner Trust Estate, in any case, which would not have been imposed if Meridian had not (w) been incorporated under the laws of, (x) had its principal place of business in, (y) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Documents in, and (z) engaged in any activities unrelated to the transactions contemplated by the Operative Documents in, the Commonwealth of Pennsylvania.

                 10. The Owner Trustee has received from Lessee such title to the Items of Equipment as was conveyed to it by Lessee, subject to the rights of the Owner Trustee and Lessee under the Lease and the security interest created pursuant to the Indenture, the Indenture Supplement and the Lease Supplement; and, to our knowledge, there exist no Lessor's Liens or other Liens (other than Permitted Liens) affecting the Owner Trust Estate or the Indenture Estate, including the interest of the Owner Trustee in the Items of Equipment resulting from acts of the Owner Trustee or Meridian, as the case may be.

                 11. Neither a Pennsylvania court nor a Federal court applying Pennsylvania law would permit the Owner Participant to terminate the Trust Agreement, except as otherwise provided therein, until the Lien of the Indenture on the Indenture Estate has been released and until payment in full of the principal of, and premium, if any, and interest on, the Equipment Notes.

                 12. Under the laws of the Commonwealth of Pennsylvania, as long as the Trust Agreement has not been terminated in accordance with its terms, creditors of any person that is an Owner Participant, holders of a lien against the assets of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced) (collectively the "Creditors") may acquire legal, valid and enforceable claims and liens, as to the Trust Estate, only against the beneficial interest of such person in the Trust Estate, and do not have, and may not through the enforcement of such Creditors' rights acquire, and other legal, valid, and enforceable claim or lien against the Trust Estate.

                                     A-3-5


                 The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

                 A. No opinion is expressed herein as to the laws of any jurisdiction except for the laws of the United States of America, the Commonwealth of Pennsylvania and the State of New York; provided, however, that (i) no opinion is expressed herein as to any federal securities laws, including but not limited to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, or any state securities law; (ii) no opinion is expressed herein as to any law related to the nature of the Items of Equipment; and (iii) no opinion is expressed herein as to the accuracy or correctness of any number or financial computation included in any Financing Document.

                 B. The foregoing opinions regarding enforceability of any document or instrument are subject to (i) except for paragraphs 11 and 12 hereinabove, applicable bankruptcy, insolvency, moratorium, reorganization, receivership, and similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) certain of the remedial provisions in the Indenture being limited or rendered unenforceable by applicable laws, which laws, however, do not in our opinion make the remedies (taken as a whole) provided in the Indenture inadequate for the practical realization of the benefits provided thereby.

                 C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than Meridian or the Owner Trustee, of the Financing Documents to which each is a party, and that each of such parties has the full power, authority and legal right to execute, deliver and perform each of such Financing Documents.

                 D. We have assumed that all signatures (other than those of Meridian and the Owner Trustee) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

                 E. No opinion is expressed herein as to the priority of any security interest or pledge.

                 F. We have assumed that any securities deposited or required to be deposited with the Indenture Trustee are or will be in certificated form.

                               Very truly yours,

                                   SCHEDULE I



Meridian Trust Company,
  as Owner Trustee
35 North Sixth Street
Reading, Pennsylvania  19601

Wilmington Trust Company,
  as Indenture Trustee
Rodney Square North
Wilmington, Delaware  19890

Wilmington Trust Company,
  as Pass Through Trustee
Rodney Square North
Wilmington, Delaware  19899

J.P. Morgan Interfunding Corp.,
  as Owner Participant
60 Wall Street
18th Floor
New York, NY  10260

Consolidated Rail Corporation,
  as Lessee
2001 Market Street
Two Commerce Square
P.O. Box 41417
Philadelphia, Pennsylvania  19101-1417

Morgan Stanley & Co. Incorporated,
  as Underwriter
1251 Avenue of the Americas
New York, New York  10020

                                  SCHEDULE II


                             OFFICER'S CERTIFICATE
                             MERIDIAN TRUST COMPANY



                 With respect to the Trust Agreement by and between Meridian Trust Company, a Pennsylvania trust company ("Meridian") and J.P. Morgan Interfunding Corp., a Delaware corporation, as Owner Participant, dated as of December 22, 1994 (the "Trust Agreement"), in connection with the transactions contemplated by the Participation Agreement dated as of December 22, 1993, by and among Wilmington Trust Company ("Wilmington"), as Indenture Trustee, Wilmington, as Pass Through Trustee, Consolidated Rail Corporation, as Lessee, Meridian, not in its individual capacity except as specifically set forth therein, but solely as Owner Trustee, and the Owner Participant (the "Participation Agreement"), the undersigned officer of Meridian does hereby represent and warrant:

                 1. Meridian is a Pennsylvania trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Pennsylvania, has the corporate power and authority to enter into, execute, deliver, and carry out the terms of the Participation Agreement and the Trust Agreement, and in its capacity as Owner Trustee the Operative Documents to which it is a party.

                 2. Meridian or the Owner Trustee, as the case may be, has duly authorized, executed, and delivered the Operative Documents and assuming their due execution and delivery by all parties thereto other than Meridian or the Owner Trustee, as the case may be, such documents constitute the legal, valid, and binding obligations of Meridian or the Owner Trustee, as the case may be, enforceable against Meridian or the Owner Trustee, as the case may be, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditor rights generally and subject to the qualification that the availability of specific performance and other equitable remedies is subject to the discretion of the enforcing court (regardless of whether such remedy is pursued in an action at law or in equity).

                 3. The execution, delivery and performance by Meridian of the Operative Documents do not require shareholder approval and are not in violation of Meridian's articles of incorporation or bylaws, or of any indenture, mortgage, credit agreement, license, or other agreement or instrument to which Meridian is a party or by which it of any of its property is bound.

                 4. There are no proceedings pending or threatened against or affecting Meridian in any court or before any governmental authority, agency, or arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the Owner Trust Estate or the right, power, and authority of Meridian or the Owner Trustee, as the case may be, to enter into or perform the obligations of Meridian or the Owner Trustee, as the case may be, under the Operative Documents.

                 In witness whereof, the undersigned has affixed his or her signature this ____ day of December 1994.


                                        MERIDIAN TRUST COMPANY


                                        -----------------------
                                        Title:
                                        Name:

                                 EXHIBIT A-4 to
                            Participation Agreement


                       FORM OF OPINION OF SPECIAL COUNSEL
                              TO INDENTURE TRUSTEE


                              December 22, 1994


To Each of the Persons Listed on
Schedule I Attached Hereto

                         CONSOLIDATED RAIL CORPORATION

                     Leveraged Lease Financing of Railcars
                       Conrail 1994-A Pass Through Trust


Ladies and Gentlemen:

                 We have acted as special counsel to Wilmington Trust Company ("Wilmington"), a Delaware banking corporation, in connection with the Indenture, dated as of December 22, 1994 (the "Indenture"), by and between Wilmington and Consolidated Rail Corporation ("Conrail"). Pursuant to the transactions contemplated by the Participation Agreement, dated as of December 22, 1994 (the "Participation Agreement"), by and among Wilmington, not in its individual capacity except as expressly set forth therein but solely as Indenture Trustee (the "Indenture Trustee") under the Indenture, Wilmington, not in its individual capacity except as expressly set forth therein but solely as Pass Through Trustee under the Pass Through Agreement, Conrail, as Lessee, J.P. Morgan Intefunding Corp., as Owner Participant, and the Owner Trustee, financing is being provided for rebuilt and new railcars. This opinion is provided pursuant to Section 4(a)(viii) of the Participation Agreement. Capitalized terms used but not defined herein are used as defined in or by reference in Appendix A to the Participation Agreement.

                 We have examined executed or conformed counterparts, or copies otherwise identified to our satisfaction, of the Indenture and the Participation Agreement (the Indenture and the Participation Agreement being collectively referred to herein as the "Operative Documents"), Indenture Supplement No. 1 dated December 22, 1994 (the "Indenture Supplement") and the Equipment Notes.

                 We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental and corporate officials

                                     A-4-2

and other representatives of the corporation or entities referred to herein and such other instruments as we have deemed necessary or appropriate for purposes of this opinion. As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the Operative Documents.

                 Based on the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that in our opinion:

                 1. Wilmington is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware, has the corporate power and authority, individually or as Indenture Trustee, as the case may be, to enter into its obligations under the Operative Documents, to perform its obligations under the Indenture and the Participation Agreement and to issue, execute, deliver and perform the obligations under the Equipment Notes.

                 2. Each of Wilmington and the Indenture Trustee, as the case may be, has duly authorized, executed and delivered the Operative Documents, and such documents constitute the legal, valid, and binding obligations of Wilmington or the Indenture Trustee, as the case may be, enforceable against Wilmington or the Indenture Trustee, as the case may be, in accordance with their respective terms.

                 3. The Equipment Notes have been duly authorized, issued, executed and delivered by the Indenture Trustee, pursuant to authorization contained in the Indenture and such Equipment Notes constitute the legal, valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee in accordance with their terms and the terms of the Indenture.

                 4. The execution and delivery of the Operative Documents, the performance of the Indenture and the Participation Agreement and the authorization, issuance, execution, delivery and performance of the Equipment Notes by Wilmington or the Indenture Trustee, as the case may be, are not in violation of Wilmington's articles of incorporation or by-laws, or of any indenture, mortgage, credit agreement, license or other agreement or instrument known to us to which Wilmington or the Indenture Trustee, as the case may be, is a party or by which either is bound, or of any law, governmental rule or regulation of the State of Delaware, or of any order or judgment known to us to be applicable to Wilmington or the Indenture Trustee, as the case may be.

                 5. To our knowledge, there exist no Liens affecting the interest of the Indenture Trustee in the Items of Equipment resulting from acts of Wilmington or the Indenture Trustee, as the case may be, except Liens permitted by the Operative Documents.

                                     A-4-3


                 6. Neither the authorization, execution, or delivery by Wilmington or the Indenture Trustee, as the case may be, of the Operative Documents nor the issuance, execution, and delivery of the Equipment Notes by the Indenture Trustee, nor the consummation of any transactions, or performance of any of the obligations, by Wilmington or the Indenture Trustee, as the case may be, contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any Delaware governmental authority, agency, or regulatory body governing the banking and trust powers of Wilmington under any existing Delaware law.

                 7. There are no taxes, fees, or other governmental charges payable under the laws of the State of Delaware in respect to the execution and delivery by Wilmington or the Indenture Trustee, as the case may be, of the Participation Agreement, the Indenture or the issuance, execution, and delivery of the Equipment Notes by the Indenture Trustee pursuant to the Indenture except for taxes on any fees received by the Indenture Trustee, which would not have been imposed if the Indenture Trustee did not have its principal place of business in Delaware or did not perform its administrative duties under the Indenture in Delaware. Neither Wilmington, the Indenture Trustee, the Owner Participant, the Owner Trustee, the trust created by the Trust Agreement, the Equipment Notes, a Holder of a Equipment Note, nor the trust created by the Indenture Supplement will, as a result of the transactions contemplated thereby, be subject to any tax, fee, or other governmental charge under the laws of the State of Delaware or any political subdivision thereof (except for taxes on any fees received by the Indenture Trustee) which would not have been imposed if the Indenture Trustee did not have its principal place of business in Delaware or did not perform its administrative duties under the Indenture in Delaware, and there are no applicable taxes, fees, or other governmental charges under the laws of the State of Delaware or any political subdivision thereof (except for taxes on any fees received by the Indenture Trustee) upon or with respect to the Items of Equipment or any part of any interest therein, or the purchase, ownership, delivery, lease, sublease, possession, presence, use, operation, condition, storage, maintenance, modification, alteration, repair, sale, return, transfer or other disposition of the Items of Equipment or any part which would not have been imposed if the Indenture Trustee did not have its principal place of business in Delaware or did not perform its administrative duties under the Indenture in the State of Delaware.

                 8. To the best of our knowledge, there are no proceedings pending or threatened against or affecting Wilmington or the Indenture Trustee, as the case may be, in any court or before any governmental authority, agency or arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the right, power, and authority of Wilmington or the Indenture Trustee, as the case may be, to enter into or perform the respective

                                     A-4-4

         obligations of Wilmington or the Indenture Trustee, as the case may be, under the instruments referred to in paragraph 1 above.

                 9. Under Delaware law, no filing or recording in Delaware of any document or instrument is necessary to establish and perfect the security interest created by the Indenture in all estate, right, title, and interest of the Owner Trustee in and to the Lease (other than Excepted Property) and to establish and perfect the Indenture Trustee's legal title to the Items of Equipment purchased by the Owner Trustee on the Delivery Date of such Items of Equipment.

                 The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

                 A. The foregoing opinions are limited to the laws of the State of Delaware and the federal laws of the United States of America governing the banking and trust powers of Wilmington. In addition, we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, or (ii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in Delaware of the Equipment Notes and the Operative Documents expressed to be governed by the laws of the State of New York, we have assumed that the Equipment Notes and such Operative Documents constitute legal, valid, binding and enforceable documents or instruments under such laws (as to which we express no opinion).

                 B. The foregoing opinions regarding the enforceability of any document or instrument are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 C. With respect to the opinion expressed in paragraph 9 above, we have, with your permission and without any independent investigation, assumed that (i) neither the Owner Trustee nor the Lessee has its chief executive office in Delaware and (ii) under the laws of the jurisdictions in which the Owner Trustee and the Lessee are located, no filing or recording in Delaware of any document or instrument is necessary to establish and perfect the security interest created by the Indenture in all estate, right, title, and interest of the Owner Trustee in and to the Lease (other than Expected Property) and to establish and perfect the Indenture Trustee's legal title to the Items of Equipment purchased by the Owner Trustee on the Delivery Date of the Items of Equipment.

                                     A-4-5

                 D. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than Wilmington or the Indenture Trustee, of the Operative Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

                 E. We have assumed that all signatures (other than those of Wilmington or the Indenture Trustee) on documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

                 F. We do not purport to be experts in respect of, or express any opinion concerning, any laws, rules or regulations applicable to the particular nature of the equipment to be acquired by the Owner Trustee or the Indenture Trustee.

                 G. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of
         Section 406 of the Employee Retirement Income Security Act of 1974.

                 H. No opinion is expressed as to the nature of the title to any part of the Indenture Estate or as to the establishment, perfection or priority of any mortgage or security interest.


                                           Very truly yours,

                                   Schedule I


Consolidated Rail Corporation,
  as Lessee
4001 Market Street
Two Commerce Square
P.O. Box 41417
Philadelphia, PA  19101-1417

J.P. Morgan Interfunding Corp.,
  as Owner Participant
60 Wall Street
18th Floor
New York, NY  10260

Meridian Trust Company,
  as Owner Trustee
35 North Sixth Street
Reading, PA  19601

Morgan Stanley & Co. Incorporated,
  as Underwriter
1251 Avenue of the Americas
New York, New York  10020

Wilmington Trust Company,
  as Indenture Trustee
Rodney Square North
Wilmington, DE  19899

Wilmington Trust Company,
  as Pass Through Trustee
Rodney Square North
Wilmington, Delaware  19899

                                 EXHIBIT A-5 to
                            Participation Agreement


                       FORM OF OPINION OF SPECIAL COUNSEL
                            TO PASS THROUGH TRUSTEE


                              December 22, 1994


To Each of the Persons Listed on
Schedule I Attached Hereto

                         CONSOLIDATED RAIL CORPORATION

                     Leveraged Lease Financing of Railcars
                       Conrail 1994-A Pass Through Trust


Ladies and Gentlemen:

                 We have acted as special counsel to Wilmington Trust Company ("Wilmington"), a Delaware banking corporation, in connection with the Pass Through Trust Agreement, dated as of December 22, 1994 (the "Pass Through Agreement"), by and between Wilmington and Consolidated Rail Corporation ("Conrail") and Pass Through Trust Agreement Supplement No. 1 (the "Pass Through Trust Supplement"), by and between Wilmington and Conrail. Pursuant to the transactions contemplated by the Participation Agreement, dated as of December 22, 1994 (the "Participation Agreement"), by and among Wilmington, not in its individual capacity except as expressly set forth therein but solely as Indenture Trustee (the "Indenture Trustee") under the Indenture, Wilmington, not in its individual capacity except as expressly set forth therein but solely as Pass Through Trustee under the Pass Through Agreement, Conrail, as Lessee, J.P. Morgan Intefunding Corp., as Owner Participant, and the Owner Trustee, financing is being provided for rebuilt and new railcars. This opinion is provided pursuant to Section 4(a)(ix) of the Participation Agreement. Capitalized terms used but not defined herein are used as defined in or by reference in Appendix A to the Participation Agreement.

                 We have examined executed or conformed counterparts, or copies otherwise identified to our satisfaction, of the Pass Through Trust Agreement, the Pass Through Trust Supplement, the Participation Agreement (the Pass Through Trust Agreement, the Pass Through Trust Supplement and the Participation Agreement being collectively referred to herein as the "Operative Documents") and the 8.45% Pass Through Certificates, Series 1994-A being issued on the date hereof (the "Certificates").

                 We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental and corporate officials and other representatives of the corporation or entities referred to herein and such other instruments as we have deemed necessary or appropriate for purposes of this opinion. As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the Operative Documents.

                 Based on the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that in our opinion:

                 1. Wilmington is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware, has the corporate power and authority, individually or as Pass Through Trustee, as the case may be, to enter into and perform its obligations under the Operative Documents, and to issue, execute, deliver and perform the obligations under the Certificates.

                 2. Each of Wilmington and the Pass Through Trustee, as the case may be, has duly authorized, executed and delivered the Operative Documents, and such documents constitute the legal, valid, and binding obligations of Wilmington or the Pass Through Trustee, as the case may be, enforceable against Wilmington or the Pass Through Trustee, as the case may be, in accordance with their respective terms.

                 3. The Certificates have been duly authorized, issued, executed and delivered by the Pass Through Trustee, pursuant to authorization contained in the Pass Through Trust Agreement and such Certificates constitute the legal, valid and binding obligations of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with their terms and the terms of the Pass Through Trust Agreement and the holders of the Certificates are entitled to the benefits of the Pass Through Trust Agreement.

                 4. The execution and delivery of the Operative Documents, the performance of the Pass Through Trust Agreement and the Participation Agreement and the authorization, issuance, execution, delivery and performance of the Certificates by Wilmington or the Pass Through Trustee, as the case may be, are not in violation of Wilmington's articles of incorporation or by-laws, or of any indenture, mortgage, credit agreement, license or other agreement or instrument known to us to which Wilmington or the Pass Through Trustee, as the case may be, is a party or by which either is bound, or of any law, governmental rule or regulation of the State of Delaware, or of any order or judgment known to us to be applicable to Wilmington or the Pass Through Trustee, as the case may be.

                 5. Neither the authorization, execution, or delivery by Wilmington or the Pass Through Trustee, as the case may be, of the Operative Documents nor the issuance,

                                     A-5-3

         execution, and delivery of the Certificates by the Pass Through Trustee, nor the consummation of any transactions, or performance of any of the obligations, by Wilmington or the Pass Through Trustee, as the case may be, contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any Delaware governmental authority, agency, or regulatory body governing the banking and trust powers of Wilmington under any existing Delaware law.

                 6. There are no taxes, fees, or other governmental charges payable under the laws of the State of Delaware or any political subdivision thereof in respect to the execution and delivery by Wilmington or the Pass Through Trustee, as the case may be, of the Participation Agreement, the Pass Through Trust Agreement or the Pass Through Trust Supplement or the issuance, execution, and delivery of the Certificates by the Pass Through Trustee pursuant to the Pass Through Trust Agreement except for taxes on any fees received by the Pass Through Trustee, which would not have been imposed if the Pass Through Trustee did not have its principal place of business in Delaware or did not perform its administrative duties under the Pass Through Trust Agreement in Delaware. There no taxes, fees, or other governmental charges payable under the laws of the State of Delaware or any political subdivision thereof by the Pass Through Trustee in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the Equipment Notes except for taxes on any fees received by the Pass Through Trustee, which would not have been imposed if the Pass Through Trustee did not have its principal place of business in Delaware or did not perform its administrative duties under the Pass Through Trust Agreement in Delaware.

                 7. Assuming that the trust created by the Pass Through Trust Agreement will not be taxable as a corporation, but, rather will be characterized as a grantor trust under Subpart R, Part I of Subchapter J of the Code, such trust and the Trust Property (as defined in the Pass Through Trust Agreement) will not be subject to any taxes imposed by the State of Delaware or any political subdivision thereof.
         Holders of Certificates who are not residents of the State of Delaware and who are not otherwise subject to tax in the State of Delaware on account of business or investment activities transacted or consummated therein, will not be subject to any tax (including, but not limited to, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), governmental fees or other governmental charges under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

                 8. To the best of our knowledge, there are no proceedings pending or threatened against or affecting Wilmington or the Pass Through Trustee, as the case may be, in any court or before any governmental authority, agency or arbitration

                                     A-5-4

         board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the right, power, and authority of Wilmington or the Pass Through Trustee, as the case may be, to enter into or perform the respective obligations of Wilmington or the Pass Through Trustee, as the case may be, under the instruments referred to in paragraph 1 above.

                 The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

                 A. The foregoing opinions are limited to the laws of the State of Delaware and the federal laws of the United States of America governing the banking and trust powers of Wilmington. In addition, we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, or (ii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in Delaware of the Certificates and the Operative Documents expressed to be governed by the laws of the State of New York, we have assumed that the Certificates and such Operative Documents constitute legal, valid, binding and enforceable documents or instruments under such laws (as to which we express no opinion).

                 B. The foregoing opinions regarding the enforceability of any document or instrument are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than Wilmington or the Pass Through Trustee, of the Operative Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

                 D. We have assumed that all signatures (other than those of Wilmington or the Pass Through Trustee) on documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

                 E. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of
         Section 406 of the Employee Retirement Income Security Act of 1974.


                               Very truly yours,

                                   Schedule I


Consolidated Rail Corporation,
  as Lessee
4001 Market Street
Two Commerce Square
P.O. Box 41417
Philadelphia, PA  19101-1417

J.P. Morgan Interfunding Corp.,
  as Owner Participant
60 Wall Street
18th Floor
New York, NY  10260

Meridian Trust Company,
  as Owner Trustee
35 North Sixth Street
Reading, PA  19601

Morgan Stanley & Co. Incorporated,
  as Underwriter
1251 Avenue of the Americas
New York, New York  10020

Wilmington Trust Company,
  as Indenture Trustee
Rodney Square North
Wilmington, DE  19899

Wilmington Trust Company,
  as Pass Through Trustee
Rodney Square North
Wilmington, Delaware  19899

                                 EXHIBIT A-6 to
                            Participation Agreement


                           FORM OF OPINION OF SPECIAL
                                CANADIAN COUNSEL



                              December 22, 1993


To each of the persons listed
on the Schedule attached hereto


                         CONSOLIDATED RAIL CORPORATION

                     Leveraged Lease Financing of Railcars
                       Conrail 1994-A Pass Through Trust


Ladies and Gentlemen:

                 We have acted as special Canadian Counsel in connection with the transactions contemplated by the Participation Agreement, dated as of December 22, 1994 (the "Participation Agreement"), pertaining to the above-referenced Pass Through Trust, among Consolidated Rail Corporation (the "Lessee"), J.P. Morgan Interfunding Corp., (the "Owner Participant"), Meridian Trust Company, not in its individual capacity except as specifically set forth therein but solely as owner trustee (the "Owner Trustee"), Wilmington Trust Company ("Wilmington"), as Indenture Trustee (the "Indenture Trustee") and Wilmington, as Pass Through Trustee. This opinion is delivered to you pursuant to Section 4(a)(x) of the Participation Agreement and Section ____ of the Underwriting Agreement between Lessee and Morgan Stanley & Co. Incorporated. Capitalized terms used herein and not otherwise defined are used as defined in Appendix A to the Participation Agreement.

                 We have examined executed copies of each of the Indenture, Indenture Supplement No. 1 dated December 22, 1994 (the "Indenture Supplement"), the Lease and Lease Supplement No. 1 dated December 22, 1994 (the "Lease Supplement") and execution copies of the Participation Agreement.

                 In giving the opinion hereinafter expressed, we considered such questions of law as we have deemed necessary.

                                     A-6-2

                 Based on the foregoing, we are of the opinion that:

                 1. The Indenture, the Indenture Supplement, the Lease and the Lease Supplement have been duly deposited with the office of the Registrar General of Canada pursuant to Section 90 of the Railway Act (Canada).

                 2. The aforementioned deposit of the Indenture, the Indenture Supplement, the Lease and the Lease Supplement with the Registrar General of Canada will preserve and protect the Indenture Trustee's rights under the Indenture and to all Items of Equipment against any other person in Canada and no other filing, recordation, deposit, re-filing, re-recordation or re-deposit (or giving of notice) with any federal, provincial or local government or agency thereof is necessary in order to fully protect the Indenture Trustee's rights under the Indenture and to all Items of Equipment described in the Lease Supplement in Canada or any province or territory thereof.

                 3. The aforementioned deposit of the Lease and the Lease Supplement with the Registrar General of Canada will preserve and protect the Owner Trustee's rights under the Lease and to all Items of Equipment delivered under the Lease Supplement against any other person in Canada and no other filing, recordation, deposit, re-filing, re-recordation or re-deposit (or giving of notice) with any federal, provincial or local government or agency thereof is necessary in order to protect the Owner Trustee's rights under the Lease and to all Items of Equipment described in the Lease Supplement in Canada or any province or territory thereof.

                 The opinions expressed herein are subject to the following qualifications:

                 (i) enforcement of the rights of the Owner Trustee or Indenture Trustee may be limited by applicable bankruptcy, insolvency, liquidation, reorganization or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect;

                 (ii) equitable remedies are subject to the discretion of the court before which they are brought; and

                 (iii) a monetary judgment by a court in Canada will only be awarded in Canadian dollars; however, in Ontario, a court will award that amount of Canadian dollars on the day before payment.


                               Yours very truly,

                                   SCHEDULE I


Wilmington Trust Company,
  as Indenture Trustee
Rodney Square North
Wilmington, Delaware  19899

Wilmington Trust Company,
  as Pass Through Trustee
Rodney Square North
Wilmington, Delaware  19899

Meridian Trust Company,
  as Owner Trustee
35 North Sixth Street
Reading, Pennsylvania  19601

Consolidated Rail Corporation,
  as Lessee
4001 Market Street
Two Commerce Square, P.O. Box 41417
Philadelphia, PA  19101-1417

J.P. Morgan Interfunding Corp.,
  as Owner Participant
60 Wall Street
18th Floor
New York, NY  10260

Morgan Stanley & Co. Incorporated,
  as Underwriter
1251 Avenue of the Americas
New York, New York  10020